                                                                   EXHIBIT 10.20
================================================================================



                              PURCHASE AGREEMENT

                                     among

                         DOLLAR FINANCIAL GROUP, INC.,

                         GS MEZZANINE PARTNERS, L.P.,

                     GS MEZZANINE PARTNERS OFFSHORE, L.P.,

                         STONE STREET FUND 1998, L.P.,

                        BRIDGE STREET FUND 1998, L.P.,

                     ARES LEVERAGED INVESTMENT FUND, L.P.,

                                      and

                   ARES LEVERAGED INVESTMENT FUND II, L.P.,


                         Dated as of December 18, 1998



                                 Relating to:


                   $20,000,000 Aggregate Principal Amount of
                  10 7/8% Senior Subordinated Notes Due 2006



================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                                          Page
                                                                                          ----
RECITALS..................................................................................   1

                                   SECTION 1

                        DEFINITIONS AND ACCOUNTING TERMS
                        --------------------------------

1.1.  Definitions.........................................................................   3
      -----------
1.2.  Computation of Time Periods.........................................................  26
      ---------------------------
1.3.  Accounting Terms....................................................................  27
      ----------------

                                   SECTION 2
                            consolidating statements
                      AUTHORIZATION AND ISSUANCE OF NOTES
                      -----------------------------------

2.1.  Authorization of Issue..............................................................  27
      ----------------------
2.2.  Grant of Option; Exercise...........................................................  27
      -------------------------
2.3.  Closings............................................................................  28
      --------

                                   SECTION 3

                             CONDITIONS TO CLOSINGS
                             ----------------------

3.1.  Representations and Warranties......................................................  28
      ------------------------------
3.2.  Performance; No Default under Other Agreements......................................  29
      ----------------------------------------------
3.3.  Compliance Certificates.............................................................  29
      -----------------------
          (a)  Officer's Certificate......................................................  29
               ---------------------
          (b)  Secretary's Certificate....................................................  29
               -----------------------
3.4.  Opinions of Counsel.................................................................  29
      -------------------
3.5.  Changes in Corporate Structure......................................................  29
      ------------------------------
3.6.  Refinancing.........................................................................  30
      -----------
3.7.  Merger; Credit Agreement; Buyer Cash Contribution; Minimum Aggregate
      --------------------------------------------------------------------
       Proceeds...........................................................................  30
       --------
          (a)  Merger.....................................................................  30
               ------
          (b)  Credit Documents...........................................................  30
               ----------------
          (c)  Buyer Cash Contribution....................................................  30
               -----------------------

                                                                                          Page
                                                                                          ----
          (d)  Minimum Aggregate Proceeds.................................................  30
               --------------------------
3.8. Commitment Fee.......................................................................  30
     --------------
3.9.  Material Adverse Effect.............................................................  31
      -----------------------
3.10.  Financial Information..............................................................  31
       ---------------------
3.11.  Proceedings and Documents..........................................................  31
       -------------------------
3.12.  Purchaser Permitted By Applicable Law, etc.........................................  31
       ------------------------------------------
3.13.  Transaction Documents in Force and Effect; Information.............................  31
       ------------------------------------------------------
          (a)  Transaction Documents......................................................  31
               ---------------------
          (b)  Accuracy of Information....................................................  31
               -----------------------
3.14.  No Violation; No Legal Constraints; Consents, Authorizations and Filings,
       -------------------------------------------------------------------------
       etc................................................................................  32
       ---

                                   SECTION 4

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------

4.1.  Due Incorporation; Power and Authority..............................................  33
      --------------------------------------
4.2.  Capitalization......................................................................  33
      --------------
4.3.  Subsidiaries........................................................................  34
      ------------
4.4.  Due Authorization, Execution and Delivery...........................................  34
      -----------------------------------------
          (a)  Agreement..................................................................  34
               ---------
          (b)  Notes and the Exchange Notes...............................................  34
               ----------------------------
          (c)  Exchange and Registration Rights Agreement.................................  35
               ------------------------------------------
          (d)  Other Transaction Documents................................................  35
               ---------------------------
4.5.  Non-Contravention; Authorizations and Approvals.....................................  35
      -----------------------------------------------
4.6.  Company Financial Statements; Company Reports.......................................  36
      ---------------------------------------------
          (a)  Company Financial Statements...............................................  36
               ----------------------------
          (b)  Company Reports............................................................  37
               ---------------
4.7.  Absence of Undisclosed Liabilities or Events........................................  37
      --------------------------------------------
4.8.  No Actions or Proceedings...........................................................  38
      -------------------------
4.9.  Title to Properties.................................................................  38
      -------------------
4.10.  Intellectual Property Rights.......................................................  38
       ----------------------------
4.11.  Taxes..............................................................................  39
       -----
4.12.  Employee Benefit Plans.............................................................  40
       ----------------------
4.13.  Private Offering; No Integration or General Solicitation...........................  41
       --------------------------------------------------------
4.14.  Eligibility for Resale under Rule 144A.............................................  42
       --------------------------------------
4.15.  Status Under Certain Statutes......................................................  42
       -----------------------------
4.16.  Insurance..........................................................................  42
       ---------
4.17.  Use of Proceeds; Margin Regulations................................................  42
       -----------------------------------

                                                                                          Page
                                                                                          ----
4.18.  Existing Indebtedness; Future Liens................................................  43
       -----------------------------------
4.19.  Compliance with Laws; Permits......................................................  43
       -----------------------------
4.20.  Solvency...........................................................................  44
       --------
4.21.  Affiliate Transactions.............................................................  44
       ----------------------
4.22.  Material Contracts.................................................................  44
       ------------------
4.23.  No Changes to Applicable Law.......................................................  44
       ----------------------------
4.24.  Indebtedness.......................................................................  44
       ------------
4.25.  Fees...............................................................................  44
       ----
4.26.  Brokerage Fees.....................................................................  45
       --------------
4.27.  Documents and Procedures...........................................................  45
       ------------------------
4.28.  Standards and Procedures...........................................................  45
       ------------------------
4.29.  No Unrelated Liabilities...........................................................  45
       ------------------------

                                   SECTION 5

                       REPRESENTATIONS OF THE PURCHASERS
                       ---------------------------------

5.1.  Purchase for Investment.............................................................  46
      -----------------------

                                   SECTION 6

                        COVENANTS TO PROVIDE INFORMATION
                        --------------------------------

6.1.  Future Reports to Purchasers........................................................  46
      ----------------------------
          (a)  Monthly Statements.........................................................  46
               ------------------
          (b)  Quarterly Statements.......................................................  47
               --------------------
          (c)  Annual Statements..........................................................  48
               -----------------
          (d)  Chief Financial Officer Certificates.......................................  49
               ------------------------------------
          (e)  Auditors' Reports..........................................................  49
               -----------------
          (f)  Other Information..........................................................  49
               -----------------
          (g)  Notice of Default or Event of Default......................................  50
               -------------------------------------
          (h)  Additional Information to Holders of Other Indebtedness....................  50
               -------------------------------------------------------
          (i)  Changes to Indebtedness....................................................  50
               -----------------------


                                                                                          Page
                                                                                          ----
                                   SECTION 7

                          OTHER AFFIRMATIVE COVENANTS
                          ---------------------------

7.1.  Preservation of Corporate Existence and Franchises..................................  50
      --------------------------------------------------
7.2.  Maintenance of Properties...........................................................  51
      -------------------------
7.3.  Taxes...............................................................................  51
      -----
          (a)  Payment of Taxes...........................................................  51
               ----------------
          (b)  Tax Returns................................................................  51
               -----------
          (c)  Contest Provisions.........................................................  52
               ------------------
7.4.  Books, Records and Access...........................................................  52
      -------------------------
7.5.  Compliance with Law.................................................................  52
      -------------------
7.6.  Insurance...........................................................................  52
      ---------
7.7.  Offer to Repurchase Upon Change of Control..........................................  53
      ------------------------------------------
7.8.  Offer to Purchase by Application of Excess Proceeds.................................  54
      ---------------------------------------------------
7.9.  Further Assurances..................................................................  56
      ------------------

                                   SECTION 8

                               NEGATIVE COVENANTS
                               ------------------

8.1.  Stay, Extension and Usury Laws......................................................  57
      ------------------------------
8.2.  Restricted Payments.................................................................  57
      -------------------
8.3.  Dividend and Other Payment Restrictions Affecting Subsidiaries......................  59
      --------------------------------------------------------------
8.4.  Incurrence of Indebtedness and Issuance of Preferred Stock..........................  60
      ----------------------------------------------------------
8.5.  Asset Sales.........................................................................  63
      -----------
8.6.  Transactions with Affiliates........................................................  64
      ----------------------------
8.7.  Limitation on Ranking of Certain Indebtedness.......................................  65
      ---------------------------------------------
8.8.  Limitation on Liens Securing Company Subordinated Indebtedness......................  65
      --------------------------------------------------------------
8.9.  Limitation on Issuances and Sales of Capital Stock of Subsidiaries..................  66
      ------------------------------------------------------------------
8.10.  Payments for Consents..............................................................  66
       ---------------------
8.11.  Merger, Consolidation, or Sale of Assets...........................................  66
       ----------------------------------------
8.12.  Successor Company Substituted......................................................  67
       -----------------------------
8.13.  Additional Subsidiary Guarantees...................................................  67
       --------------------------------

                                   SECTION 9

                    PROVISIONS RELATING TO RESALES OF NOTES
                    ---------------------------------------

                                                                                          Page
                                                                                          ----
9.1.  Private Offerings...................................................................  68
      -----------------
          (a)  Offers and Sales only to Institutional Accredited Investors or
               --------------------------------------------------------------
          Qualified Institutional Buyers..................................................  68
          ------------------------------
          (b)  No General Solicitation....................................................  68
               -----------------------
          (c)  Purchases by Non-Bank Fiduciaries..........................................  68
               ---------------------------------
          (d)  Restrictions on Transfer...................................................  68
               ------------------------
          (e)  No Future Liability........................................................  68
               -------------------
9.2.  Offering Memorandum.................................................................  69
      -------------------
9.3.  Amendments and Supplements to the Offering Memorandum...............................  70
      -----------------------------------------------------
9.4.  Copies of the Offering Memorandum...................................................  71
      ---------------------------------
9.5.  Blue Sky Compliance.................................................................  71
      -------------------
9.6.  Ratings of the Notes................................................................  71
      --------------------
9.7.  The Depositary......................................................................  71
      --------------
9.8.  Additional Company Information......................................................  72
      ------------------------------
9.9.  Agreement Not to Offer or Sell Additional Securities................................  72
      ----------------------------------------------------
9.10.  Exchange and Registration Rights Agreement.........................................  72
       ------------------------------------------
9.11.  No Integration.....................................................................  72
       --------------
9.12.  Restriction on Repurchases.........................................................  72
       --------------------------
9.13.  DTC Agreement......................................................................  73
       -------------
9.14.  PORTAL.............................................................................  73
       ------
9.15.  Form D.............................................................................  73
       ------
9.16.  Syndication........................................................................  73
       -----------
9.17.  Exchange Right.....................................................................  75
       --------------

                                   SECTION 10

                                   THE NOTES
                                   ---------

10.1.  Form and Execution.................................................................  76
       ------------------
10.2.  Terms of the Notes.................................................................  76
       ------------------
          (a)  Stated Maturity............................................................  76
               ---------------
          (b)  Interest...................................................................  76
               --------
10.3.  Denominations......................................................................  76
       -------------
10.4.  Form of Legend for the Notes.......................................................  76
       ----------------------------
10.5.  Payments and Computations..........................................................  77
       -------------------------
10.6.  Registration, Registration of Transfer and Exchange................................  77
       ---------------------------------------------------
          (a)  Security Register..........................................................  77
               -----------------
          (b)  Registration of Transfer...................................................  77
               ------------------------
          (c)  Exchange...................................................................  77
               --------

                                                                                         Page
                                                                                         ----
          (d)  Effect of Registration of Transfer or Exchange............................  78
               ----------------------------------------------
          (e)  Requirements; Charges.....................................................  78
               ---------------------
          (f)  Certain Limitations.......................................................  78
               -------------------
10.7.  Transfer Restrictions.............................................................  78
       ---------------------
10.8.  Mutilated, Destroyed, Lost and Stolen Notes.......................................  80
       -------------------------------------------
10.9.  Persons Deemed Owners.............................................................  81
       ---------------------
10.10.  Cancellation.....................................................................  81
        ------------
10.11.  Home Office Payment..............................................................  81
        -------------------

                                   SECTION 11

                               EVENTS OF DEFAULT
                               -----------------

11.1.  Events of Default.................................................................  82
       -----------------
11.2.  Remedies..........................................................................  84
       --------
11.3.  Waiver of Past Defaults...........................................................  85
       -----------------------

                                   SECTION 12

                                   REDEMPTION
                                   ----------

12.1.  Right of Redemption...............................................................  86
       -------------------
12.2.  Partial Redemptions...............................................................  86
       -------------------
12.3.  Notice of Redemption..............................................................  86
       --------------------
12.4.  Deposit of Redemption Price.......................................................  87
       ---------------------------
12.5.  Notes Payable on Redemption Date..................................................  87
       --------------------------------
12.6.  Notes Redeemed in Part............................................................  87
       ----------------------

                                   SECTION 13

                             SUBORDINATION OF NOTES
                             ----------------------

13.1.  Notes Subordinate to Senior Indebtedness..........................................  88
       ----------------------------------------
13.2.  Payment Over of Proceeds Upon Dissolution, Etc....................................  88
       ----------------------------------------------
13.3.  No Payment When Senior Indebtedness in Default....................................  89
       ----------------------------------------------
13.4.  Payment Permitted If No Default...................................................  91
       -------------------------------
13.5.  Subrogation to Rights of Holders of Senior Indebtedness...........................  91
       -------------------------------------------------------

                                                                                         Page
                                                                                         ----
13.6.  Provisions Solely to Define Relative Rights.......................................  91
       -------------------------------------------
13.7.  No Waiver of Subordination Provisions.............................................  92
       -------------------------------------
13.8.  Reliance on Judicial Order or Certificate of Liquidating Agent....................  93
       --------------------------------------------------------------
13.9. Reliance by Holders of Senior Indebtedness on Subordination Provisions.............  93
      ----------------------------------------------------------------------

                                   SECTION 14

                             SUBSIDIARY GUARANTEES
                             ---------------------

14.1.  Subsidiary Guarantees.............................................................  93
       ---------------------
14.2.  Execution and Delivery of Subsidiary Guarantees...................................  94
       -----------------------------------------------
14.3.  Guarantors May Consolidate, Etc. On Certain Terms.................................  95
       -------------------------------------------------
14.4.  Releases of Subsidiary Guarantees.................................................  96
       ---------------------------------
14.5.  Subordination of Subsidiary Guarantees............................................  97
       --------------------------------------
14.6.  Limitation on Guarantor Liability.................................................  97
       ---------------------------------
14.7.  Endorsement of Subsidiary Guarantees..............................................  97
       ------------------------------------

                                   SECTION 15

                   EXPENSES, INDEMNIFICATION AND CONTRIBUTION
                   ------------------------------------------

15.1.  Expenses..........................................................................  98
       --------
15.2.  Indemnification...................................................................  98
       ---------------
          (a)  Indemnification by the Company............................................  98
               ------------------------------
          (b)  Indemnification by the Purchasers......................................... 100
               ---------------------------------
          (c)  Notifications and Other Indemnification Procedures........................ 100
               --------------------------------------------------
15.3.  Contribution...................................................................... 101
       ------------
15.4.  Survival.......................................................................... 102
       --------

                                   SECTION 16

                                 MISCELLANEOUS
                                 -------------

16.1.  Notices........................................................................... 102
       -------
16.2.  Benefit of Agreement; Assignments and Participations.............................. 103
       ----------------------------------------------------
16.3.  No Waiver; Remedies Cumulative.................................................... 104
       ------------------------------

                                                                                         Page
                                                                                         ----
16.4.  Amendments, Waivers and Consents.................................................  104
       --------------------------------
16.5.  Counterparts.....................................................................  104
       ------------
16.6.  Reproduction.....................................................................  105
       ------------
16.7.  Headings.........................................................................  105
       --------
16.8.  Survival of Covenants and Indemnities............................................  105
       -------------------------------------
16.9.  Governing Law; Submission to Jurisdiction; Venue.................................  105
       ------------------------------------------------
16.10.  Severability....................................................................  107
        ------------
16.11.  Entirety........................................................................  107
        --------
16.12.  Survival of Representations and Warranties......................................  107
        ------------------------------------------
16.13.  Construction....................................................................  107
        ------------
16.14.  Incorporation...................................................................  107
        -------------

EXHIBITS
--------

Exhibit A        -   Form of Note
Exhibit B        -   Exchange and Registration Rights Agreement
Exhibit C        -   Form of Subsidiary Guarantee
Exhibit D        -   Form of Supplemental Agreement
Exhibit E        -   Management Services Agreement
Exhibit F        -   Form of Notation of Subsidiary Guarantee
Exhibit 3.3(a)   -   Form of Officer's Certificate
Exhibit 3.3(b)   -   Form of Secretary's Certificate
Exhibit 3.4      -   Form of Opinion of Counsel for Company

SCHEDULES
---------

Schedule A       -   Information Relating to Purchasers
Schedule B       -   List of Current Guarantor Subsidiaries
Schedule 4.03    -   Subsidiaries
Schedule 4.07(a) -   Liabilities or Events
Schedule 4.07(b) -   Other MAE Changes in Financial Condition
Schedule 4.08    -   Actions or Proceedings
Schedule 4.9     -   Liens
Schedule 4.11    -   Taxes
Schedule 4.12(e) -   Plans
Schedule 4.18    -   Existing Indebtedness
Schedule 4.19(a) -   Compliance with Laws
Schedule 4.19(b) -   List of Permits
Schedule 4.21(a) -   Affiliate Transactions
Schedule 4.22    -   Material Contracts
Schedule 4.26    -   Broker's Fees

Schedule 4.27    -   Documents and Procedures

                              PURCHASE AGREEMENT


          PURCHASE AGREEMENT, dated as of December 18, 1998, among Dollar Financial Group, Inc., a New York corporation (the "Company"), GS Mezzanine
                                                    -------
Partners, L.P., a limited partnership organized under the laws of Delaware ("GS
                                                                             --
Mezzanine"), GS Mezzanine Partners Offshore, L.P., a limited partnership
---------
organized under the laws of the Cayman Islands ("GS Mezzanine Offshore"), Stone
                                                 ---------------------
Street Fund 1998, L.P., a limited partnership organized under the laws of Delaware ("Stone Street"), Bridge Street Fund 1998, L.P., a limited partnership
           ------------
organized under the laws of Delaware ("Bridge Street", and collectively with
                                       -------------
Stone Street, GS Mezzanine and GS Mezzanine Offshore, the "GSMP Purchasers"),
                                                           ---------------
Ares Leveraged Investment Fund, L.P., a limited partnership organized under the laws of Delaware ("Ares I") and Ares Leveraged Investment Fund II, L.P., a
                   ------
limited partnership organized under the laws of Delaware ("Ares II" and,
                                                           -------
collectively with Ares I, "Ares" and, collectively with GSMP Purchasers, the
                           ----
"Purchasers").
 ----------

                                    RECITALS
                                    --------

          WHEREAS, DFG Holdings, Inc., a Delaware corporation ("Holdings"), owns
                                                                --------
all of the outstanding shares of the Company and Holdings has entered into an Agreement and Plan of Merger, dated as of November 13, 1998 (the "Merger
                                                                  ------
Agreement"), with DFG Acquisition, Inc., a Delaware corporation (the "Buyer"),
---------                                                             -----
and the other parties named therein pursuant to which the Buyer will be merged with and into Holdings (the "Merger").
                             ------

          WHEREAS, the Merger Agreement provides for a recapitalization of Holdings (the "Recapitalization") prior to the Merger pursuant to which the
               ----------------
outstanding shares of Common Stock, par value $0.001 per share, of Holdings will be reclassified into 3,183.4587 shares of Class A Common Stock, par value $0.001 per share (the "Class A Common Stock"), of Holdings and 31,448.0500 shares Class
                --------------------
B Common Stock, par value $0.001 per share (the "Class B Common Stock"), of
                                                 --------------------
Holdings.

          WHEREAS, in the Merger (a) the Class A Common Stock will remain outstanding, (b) the Class B Common Stock will be converted into the right to receive cash in the amount of $3,225 per share and (c) each outstanding share of common stock, par value $.01 per share, of Buyer will be converted into 12,403.10 shares of Class A Common Stock.

          WHEREAS, the cash consideration payable in the Merger and the fees and expenses of Holdings in connection with the Merger will be funded through the following transactions: (a) Green Equity Investors II, L.P., a limited partnership organized under the laws of Delaware and the parent of Buyer

("GEI"), will cause an equity contribution of $41,973,169.78 in cash to be made
  ---
to Buyer prior to the Merger (the "Buyer Cash Contribution"), (b) upon the terms
                                   -----------------------
and subject to the conditions set forth therein, Holdings will sell to the Purchasers an aggregate of 1,647.4603 shares of Class A Common Stock (the "Shares") pursuant to a Subscription Agreement, dated the date hereof (the
 ------
"Subscription Agreement"), among Holdings and the Purchasers for aggregate
 ----------------------
purchase price of $5,313,059.46 million, and (c) upon the terms and subject to the conditions set forth in the Purchase Agreement, dated the date hereof (the "Holdings Purchase Agreement"), among Holdings and the Purchasers, Holdings will
 ---------------------------
sell $120,625,617.30 aggregate principal amount of its 13% Senior Discount Notes Due 2006 in the form of Exhibit A to the Holdings Purchase Agreement (the
                        ---------
"Senior Discount Notes") and 1,040.6103 shares of Class A Common Stock (the
 ---------------------
"Senior Discount Note Shares") to the Purchasers for aggregate cash proceeds of
 ---------------------------
$62.08 million.

          WHEREAS, the Company will enter into a $160 million credit facility, dated December 18, 1998 (the "Credit Agreement"), among the Company, Holdings
                              ----------------
and Wells Fargo Bank, National Association, a national banking association ("Wells Fargo"), as administrative agent for the lenders named therein, First
  -----------
Union Capital Markets and Wells Fargo, as arrangers of the credit facilities evidenced thereby, First Union National Bank, as syndication agent, U.S. Bank National Association, as documentation agent, and the lenders named therein, which will provide for a revolving credit facility in favor of the Company of up to $70 million (of which not more than $14 million will be drawn at the Initial Closing (as defined herein)) and two term loan facilities in favor of the Company of up to $90 million,

          WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, the Company shall have the right at any time or from time to time prior to nine months after the Initial Closing Date (as defined herein) to sell to the Purchasers up to an aggregate of $20 million aggregate principal amount of its 10 7/8% Senior Subordinated Notes Due 2006 in the form of
Exhibit A hereto (the "Notes") to (i) finance the repurchase by the Company of
---------              -----
any of its currently outstanding 10 7/8% Series A Senior Notes Due 2006 (the "Senior Notes") that are put to it as a result of the Merger pursuant to the
 ------------
indenture, dated as of November 15, 1996 (the "Senior Note Indenture"), among
                                               ---------------------
the Company, the Guarantors (as defined therein) and Fleet National Bank, as trustee, under which the Senior Notes were issued and (ii) (x) finance any acquisitions made by the

Company after the Initial Closing Date or (y) to refinance any acquisitions made by the Company after the Initial Closing Date and on or prior to the Change of Control Payment Date (as defined in the Senior Note Indenture).

          WHEREAS, the holders of the Notes from time to time will be entitled to the benefits of an Exchange and Registration Rights Agreement, dated the date hereof (the "Exchange and Registration Rights Agreement"), among the Company and
             ------------------------------------------
the Purchasers in the form of Exhibit B hereto.
                              ---------

          WHEREAS, the Company has duly authorized the creation and issuance of the Notes and the execution and delivery of this Agreement and the Exchange and Registration Rights Agreement.

          WHEREAS, all things necessary to make this Agreement, the Notes (when issued and delivered hereunder) and the Exchange and Registration Rights Agreement valid and binding obligations of the Company in accordance with their respective terms have been done.

          NOW, THEREFORE, the parties hereto agree as follows:


                                   SECTION 1

                        DEFINITIONS AND ACCOUNTING TERMS
                        --------------------------------

          1.1  Definitions.  As used herein, the following terms shall have the
               -----------
meanings specified herein unless the context otherwise requires:

          "Accredited Investor" means any Person that is an "accredited
           -------------------
investor" within the meaning of Rule 501(a) under the Securities Act.

          "Acquired Debt" means, with respect to any specified Person, (i)
           -------------
Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person at the time such asset is acquired by such specified Person.

          "Acquisition Documents" means the Merger Agreement and all
           ---------------------
certificates, instruments, financial and other statements and other documents made or delivered in connection therewith.

          "Additional Company Information" is defined in Section 9.8.
           ------------------------------

          "Affiliate" means, with respect to any specified Person, any other
           ---------
Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms
             -------
"controlling," "controlled by" and "under common control with"), as used with
 -----------    -------------       -------------------------
respect to any specified Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that in the case of the Company or any of its Subsidiaries beneficial ownership of 10% or more of the voting securities of the Company or such Subsidiary, as the case may be, shall be deemed to be control. Notwithstanding the foregoing, in no event will the Purchasers or any of their Affiliates be deemed to be an Affiliate of the Company.

          "Affiliate Transaction" is defined in Section 8.6.
           ---------------------

          "Agreement" is defined in Section 16.4.
           ---------

          "Applicable Law" means all applicable laws, statutes, treaties, rules,
           --------------
codes (including building codes), ordinances, regulations, certificates, orders and licenses of, and interpretations by, any Governmental Authority and judgments, decrees, injunctions, writs, permits, orders or like governmental action of any Governmental Authority (including environmental laws and those pertaining to health or safety) applicable to the Company any of its Subsidiaries or any of their property or operations.

          "Ares", "Ares I" and "Ares II" are defined in the preamble to this
           ----    ------       -------
Agreement.

          "Asset Sale" is defined in Section 8.5(a).
           ----------

          "Asset Sale Offer" is defined in Section 7.8(a).
           ----------------

          "Audit Date" is defined in Section 4.6(b).
           ----------

          "Bankruptcy Law" means Title 11 of the United States Code or any
           --------------
similar federal or state bankruptcy, insolvency, reorganization or other law for the relief of debtors.

          "Board" means the Board of Directors of the Company, or any authorized
           -----
committee of such Board of Directors.

          "Borrowing Base" means the sum of the following amounts with respect
           --------------
to the Company and its Subsidiaries, determined on a consolidated basis and, where applicable, in accordance with GAAP: (i) 100% of cash held overnight in store safes; (ii) 100% of balances held in store accounts; (iii) 100% of checks held in store safes; (iv) 100% of clearing house transfers initiated on the previous day and transfers of same-day funds to be credited to store accounts;
(v) 100% of cash held overnight by armored car carriers; (vi) 100% of eligible government receivables in respect of government contracts; and (vii) 100% of cash balances held in demand deposit accounts and/or investment accounts. The Borrowing Base shall be determined by the Company upon each incurrence of Indebtedness, and such determination shall be conclusive so long as it is made in good faith.

          "Bridge Street" is defined in the preamble to this Agreement.
           -------------

          "Business Day" means any day other than a Legal Holiday.
           ------------

          "Buyer" is defined in the first recital to this Agreement.
           -----

          "Buyer Cash Contribution" is defined in the fourth recital to this
           -----------------------
Agreement.

          "Calculation Date" means, with respect to any calculation of the Fixed
           ----------------
Charge Ratio, the date on which the event requiring such calculation occurs.

          "Capital Lease Obligation" means, at the time any determination
           ------------------------
thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

          "Capital Stock" means (i) in the case of a corporation, corporate
           -------------
stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "Cash Equivalents" means (i) direct obligations of the United States
           ----------------
of America or any agency thereof having maturities of not more than one year from the date of acquisition, (ii) time deposits and certificates of deposit of any domestic commercial bank of recognized standing having capital and surplus in excess of $500 million, with maturities of not more than one year from the date of acquisition, (iii) repurchase obligations issued by any bank described in clause (ii) above with a term not to exceed 30 days; (iv) commercial paper rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, in each case maturing within one year after the date of acquisition and (v) shares of any money market mutual fund, or similar fund, in each case having excess of $500 million, which invests predominantly in investments of the types describes in clauses (i) through (iv) above.

          "Change of Control" means the occurrence of any of the following: (i)
           -----------------
the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more related transactions, of all or substan tially all of the properties and assets of the Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act), other than the Principals or their Related Parties, (ii) the adoption of a plan relating to the liquidation or dissolution of the Company,
(iii) the consummation of any transaction or other event (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 35% of the voting stock of the Company or Holdings, (iv) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that Holdings ceases to own 100% of the outstanding Equity Interests of the Company or (v) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

          "Change of Control Payment" is defined in Section 7.7(a).
           -------------------------

          "Change of Control Payment Date" is defined in Section 7.7(b)(ii).
           ------------------------------

          "Class A Common Stock" is defined in the second recital.
           --------------------

          "Class B Common Stock" is defined in the second recital.
           --------------------

          "Closing" is defined in Section 2.3(a).
           -------

          "Closing Date" is defined in Section 2.3(a).
           ------------

          "Code" means the Internal Revenue Code of 1986, as amended from time
           ----
to time, and the rules and regulations promulgated thereunder from time to time.

          "Commission" means the Securities and Exchange Commission, as from
           ----------
time to time constituted, created under the Exchange Act or, if at any time after the execution of this Agreement such Commission is not existing and performing the duties now assigned to it under the Exchange Act, the body performing such duties at such time.

          "Commitment Fee" is defined in Section 2.2.
           --------------

          "Company" shall have the meaning assigned in the preamble to this
           -------
Agreement and its successors and permitted assigns.

          "Company Financial Statements" is defined in Section 4.6(a).
           ----------------------------

          "Company Indemnified Person" is defined in Section 15.2(b).
           --------------------------

          "Company Party" is defined in Section 4.4(f).
           -------------

          "Company Reports" is defined in Section 4.6(b).
           ---------------

          "Consolidated" or "consolidated" (including the correlative term
           ------------      ------------
"consolidating") or on a "consolidated basis", when used with reference to any
 -------------            ------------------
financial term in this Agreement (but not when used with respect to any tax return or tax liability), means the aggregate for two or more Persons of the amounts signified by such term for all such Persons, with inter-company items eliminated and, with respect to net income or earnings, after eliminating the portion of net income or earnings properly attributable to minority interests, if any, in the capital stock of any such Person or attributable to shares of preferred stock of any such Person not owned by any other such Person, in accordance with GAAP.

          "Consolidated Cash Flow" means, with respect to any Person for any
           ----------------------
period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary or non-recurring loss plus any net loss realized in connection with an Asset Sale, the closure of any stores, the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness by such Person or its Subsidiaries (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income, minus (v) non-cash items increasing consolidated revenues in determining such Consolidated Net Income for such period, minus (vi) the amount of Earn-out Obligations paid during such period (to the extent not already reflected as an expense in Consolidated Net Income), in each case, on a consolidated basis and determined in accordance with GAAP.

          "Consolidated Net Income" means, with respect to any specified Person
           -----------------------
for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, that (i) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or one of its Wholly Owned Subsidiaries,
(ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of a change in accounting principles shall be excluded.

          "Consolidated Net Worth" means, with respect to any Person as of any
           ----------------------
date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of this Agreement in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person and
(y) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

          "Continuing Directors" means, as of any date of determination, any
           --------------------
member of the Board of Directors of the Company who (i) was a member of such Board of Directors immediately after consummation of the Merger or (ii) was nominated for election or elected to such Board of Directors with the approval, recommendation or endorsement of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

          "Contract" is defined in Section 4.5.
           --------

          "Controlling Person" is defined in Section 15.2(a).
           ------------------

          "Credit Agreement" means the Credit Agreement as defined in the fifth
           ----------------
recital to this Agreement, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, restated, renewed, refunded, replaced or refinanced from time to time.

          "Credit Documents" means the Credit Agreement and all certificates,
           ----------------
instruments, financial and other statements and other documents and agreements made or delivered in connection therewith and related thereto.

          "Custodian" is defined in Section 11.1(h).
           ---------

          "Default" means any event, act or condition that is, or with the
           -------
giving of notice, lapse of time or both would constitute an Event of Default.

          "Depositary" is defined in Section 9.13.
           ----------

          "Designated Senior Indebtedness" shall mean (i) the obligations of the
           ------------------------------
Company under the Credit Agreement and (ii) any other Senior Indebtedness of the Company (other than to an Affiliate of the Company) permitted under this Agreement the principal amount of which at original issuance is $5 million or more and that has been designated by the Company as Designated Senior Indebtedness.

          "Director" means a member of the Board; provided, however, that in no
           --------
event shall a Non-Voting Observer be deemed to be a Director.

          "Disclosure Schedule" means all numbered Schedules to this Agreement.
           -------------------

          "Disqualified Stock" means any Capital Stock that, by its terms (or by
           ------------------
the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the Stated Maturity of the Notes.

          "Earn-out Obligations" means contingent payment obligations of the
           --------------------
Company or any of its Subsidiaries incurred in connection with the acquisition of assets or businesses, which obligations are payable based on the performance of the assets or businesses so acquired; provided, however, that (i) such obligations shall be expressly subordinated to the Notes to the same extent as the Notes are subordinated to Senior Indebtedness as provided herein, (ii) the amount of such obligations shall not exceed 25% of the total consideration paid for such assets or businesses, and (iii) the amount of such obligations outstanding at any time shall be measured by the maximum amount potentially payable thereunder without regard to performance criteria, the passage of time or other conditions.

          "Enforceability Exceptions" means, with respect to any specified
           -------------------------
obligation, any limitations on the enforceability of such obligation due to bankruptcy, insolvency, reorganization, moratorium, and other similar laws of general applicability relating to or affecting creditors' rights or general equity principles (other than, in any such case, any Federal or state laws relating to fraudulent transfers).

          "Equity Interests" means Capital Stock and all warrants, options or
           ----------------
other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

          "Equity Investee" is defined in Section 4.3.
           ---------------

          "ERISA" is defined in Section 4.12.
           -----

          "ERISA Affiliate" is defined in Section 4.12.
           ---------------

          "Event of Default" is defined in Section 11.1 hereof.
           ----------------

          "Excess Proceeds" is defined in Section 8.5(b).
           ---------------

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.
           ------------

          "Exchange and Registration Rights Agreement" is defined in the seventh
           ------------------------------------------
recital.

          "Exchange Notes" means the notes issued in the Exchange Offer.
           --------------

          "Exchange Note Offering" means an offering of all or any portion of
           ----------------------
the Exchange Notes without registration under the Securities Act.

          "Exchange Offer" is defined in the Exchange and Registration Rights
           --------------
Agreement.

          "Exchange Offer Registration Statement" is defined in the Exchange and
           -------------------------------------
Registration Rights Agreement.

          "Existing Indebtedness" is defined in Section 4.18.
           ---------------------

          "Financing Documents" means collectively, this Agreement, the Holdings
           -------------------
Purchase Agreement, the Subscription Agreement, the Exchange and Registration Rights Agreement, the Exchange and Registration Rights Agreement (as defined in the Holdings Purchase Agreement), the Stockholders Agreement, the Notes, the Exchange Notes, the Senior Discount Notes and all certificates, instruments, financial and other statements and other documents made or delivered in connection herewith and therewith.

          "Fixed Charges" means, with respect to any Person for any period, the
           -------------
sum of, without duplication, (i) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest expense of such Person and its Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of
(A) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Subsidiary) on any series of preferred stock of such Person plus all accrued but unpaid cash dividends on Disqualified Stock, times (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

          "Fixed Charge Coverage Ratio" means with respect to any Person for any
           ---------------------------
period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period calculated as provided in
Section 8.4.

          "GAAP" means United States generally accepted accounting principles
           ----
set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Agreement.

          "GEI" is defined in the fourth recital to this Agreement.
           ---

          "Governmental Authority" means (a) the government of the United States
           ----------------------
of America or any State or other political subdivision thereof,(b) any government or political subdivision of any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary or (c) any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to, any such government.

          "GS Mezzanine" is defined in the preamble to this Agreement.
           ------------

          "GS Mezzanine Offshore" is defined in the preamble to this Agreement.
           ---------------------

          "GSMP Purchasers" is defined in the preamble to this Agreement.
           ---------------

          "Guarantee" means a guarantee (other than by endorsement of negotiable
           ---------
instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

          "Guarantors" means each of (i) the Subsidiaries of the Company set
           ----------
forth on Schedule B hereto and (ii) any other Subsidiary of the Company that
         ----------
executes a Subsidiary Guarantee in accordance with the provisions of this Agreement, and their respective successors and assigns.

          "Guarantor Senior Indebtedness" means (i) the Indebtedness of any
           -----------------------------
Subsidiary of the Company evidenced by a guarantee of the obligations under the Credit Agreement and (ii) the principal of (and premium, if any) and interest on any other Indebtedness of any Guarantor for money borrowed, whether incurred on or prior to the date of original issuance of the Notes or thereafter, and any amendments, renewals, extensions, modifications, refinanc ings and refundings of any such Indebtedness; provided, however, that the following shall not constitute Guarantor Senior Indebtedness: (1) any Indebtedness as to which the terms of the instrument creating or evidencing the same provide that such Indebtedness is not superior in right of payment to the Subsidiary Guarantees,
(2) any Indebtedness as to which the terms of the instrument creating or evidencing the same provide that such Indebtedness is subordinated in right of payment in any respect to any other Indebtedness of such Guarantor, (3) Indebtedness evidenced by the Subsidiary Guarantees, (4) any Indebtedness owed to a Person when such Person is a Subsidiary of the Company, (5) any obligation of such Guarantor arising from Disqualified Stock of such Subsidiary, (6) any portion of any Indebtedness which is incurred in violation of this Agreement and (7) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to such Guarantor.

          "Hedging Obligations" means, with respect to any Person, the
           -------------------
obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

          "Holder" means a Person in whose name a Note is registered on the
           ------
Security Register.

          "Holdings" is defined in the first recital to this Agreement.
           --------

          "Holdings Purchase Agreement" is defined in the fourth recital to this
           ---------------------------
Agreement.

          "incur" is defined in Section 11.3(a).
           -----

          "Indebtedness" means, with respect to any Person, any indebtedness of
           ------------
such Person, whether or not contingent, (i) in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof), (ii) representing Capital Lease Obligations, (iii) the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable, or (iv) representing any Hedging Obligations, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person.

          "Indemnified Person" is defined in Section 15.2(c).
           ------------------

          "Initial Closing" means the Closing as defined in the Holdings
           ---------------
Purchase Agreement.

          "Initial Closing Date" means the Closing Date as defined in the
           --------------------
Holdings Purchase Agreement.

          "Institutional Accredited Investors" is defined in Section 9.1(a).
           ----------------------------------

          "Institutional Investor" means (a) any original purchaser of a Note
           ----------------------
and any transferee that is an Affiliate of any original purchaser, (b) any holder of a Note holding more than 25% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company or investment fund, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form organized under the laws of the United States or a State thereof, with capital and surplus in excess of $50,000,000.

          "Intellectual Property" means (a) all inventions and discoveries
           ---------------------
(whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, (c) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, (d) all broadcast rights, (e) all mask works and all applications, registrations and renewals in connection therewith, (f) all know-how, trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice (including ideas, research and development, know-how, formulas, compositions and manufacturing and production process and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), (g) all computer software (including data and related documentation), (h) all other proprietary rights,
(i) all copies and tangible embodiments thereof (in whatever form or medium) and
(j) all licenses and agreements in connection therewith.

          "Interest Payment Date" is defined in Exhibit A.
           ---------------------                ---------

          "Investments" means, with respect to any Person, all investments by
           -----------
such Person in other Persons (including Affiliates) in the form of direct or indirect loans (including Guarantees of Indebtedness or other obligations), advances or capital contributions (excluding (i) commission, travel and similar advances to officers and employees, (ii) extensions of trade credit and (iii) any loans to customers, in each case made on commercially reasonable terms and in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided, however, that an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting of common equity securities of the Company shall not be deemed to be an Investment. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of.

          "IPO" means any underwritten public offering of the common stock of
           ---
the Company or Holdings, whether on a primary or secondary basis, pursuant to an effective registration statement filed under the Securities Act which generates gross proceeds to the seller(s) of at least $25 million.

          "Legal Holiday" means a Saturday, a Sunday or a day on which banking
           -------------
institutions in The City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If any payment date in respect of the Notes is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge,
           ----
charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

          "Management Services Agreement" means the Management Services
           -----------------------------
Agreement, dated the date hereof, among the Company, Holdings, and Leonard Green & Partners, L.P. in the form set forth in Exhibit E hereto.
                                          ---------

          "Material" means material in relation to the business, operations,
           --------
affairs, financial condition, properties, assets, results of operations or prospects of the Company and its Subsidiaries, taken as a whole.

          "Material Adverse Effect" means a material adverse effect on (a) the
           -----------------------
business, operations, affairs, financial condition, assets, property, results of operations or prospects of the Company and its Subsidiaries taken as a whole,
(b) the ability of the Company or any Subsidiary to perform any of its material obligations under any of the Transaction Documents, or (c) the validity or enforceability of any Transaction Document that is Material or material to the holders of Notes.

          "Material Contracts" means any agreements, contracts or arrangements
           ------------------
between the Company or its Subsidiaries, on the one hand, and any third parties, on the other, that are Material.

          "Maturity", when used with respect to any Note, means the date on
           --------
which the principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise (including in connection with any offer to purchase that this Agreement requires the Company to make).

          "Merger" is defined in the first recital to this Agreement.
           ------

          "Merger Agreement" is defined in the first recital to this Agreement.
           ----------------

          "Net Income" means, with respect to any Person, the net income (loss)
           ----------
of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (A) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (B) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries,
(ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss) and (iii) any non-cash compensation expense of such Person attributable to the exercise of options to acquire Capital Stock of Holdings by any officers, directors or employees of Holdings or any of its Subsidiaries in each case prior to the consummation of the Merger.

          "Net Proceeds" means the aggregate cash proceeds received by the
           ------------
Company or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebted ness (other than revolving credit Indebtedness under the Credit Agreement) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

          "New Documents" has the meaning specified in Section 9.17.
           -------------

          "Notes" has the meaning specified in the sixth recital.
           -----

          "Notes Payment" is defined in Section 13.2.
           -------------

          "Obligations" means any principal, premium, interest, Special Interest
           -----------
and other liabilities payable by the Company or any of its Subsidiaries under or in respect of this Agreement or the Notes.

          "Offer Amount" is defined in Section 7.8(a).
           ------------

          "Offer Period" is defined in Section 7.8(a).
           ------------

          "Offering" means, collectively, any Exchange Note Offering and any
           --------
Private Offering.

          "Offering Memorandum" means an Offering Memorandum of the Company in
           -------------------
form and substance satisfactory to the Purchasers delivered to the Purchasers in connection with an Offering, including amendments or supplements thereto, any exhibits thereto and the documents incorporated therein, in the most recent form that has been prepared and delivered by the Company to the Purchasers in connection with their solicitation of offers to purchase Notes or Exchange Notes in connection with such Offering. Further, any reference to the Offering Memorandum shall be deemed to refer to and include any Additional Company Information furnished by the Company prior to the completion of the distribution of the Notes or Exchange Notes in connection with any Offering and any registration statement (if any) filed with the Commis sion related to such Offering Memorandum. All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the

Offering Memorandum, and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to mean and include the filing of any document under the Exchange Act which is incorporated or deemed to be incorporated by reference in the Offering Memorandum.

          "outstanding", when used with respect to the Notes, means, as of the
           -----------
date of determination, all Notes theretofore executed and delivered under this Agreement, except:
           ------

         (i) Notes theretofore cancelled by the Company or delivered to the Company for cancellation;

         (ii) Notes for whose payment or redemption money in the necessary amount has been theretofore set aside by the Company with a third party in trust for the Holders of such Notes; provided that if such Notes are to be redeemed, notice of such redemption has been duly given as provided in this Agreement; and

       (iii) Notes which have been paid pursuant to Section 10.8 or in exchange for or in lieu of which other Notes have been executed and delivered pursuant to this Agreement, other than any such Notes in respect of which there shall have been presented to the Company proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding. Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Requisite Holders the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

          "Payment Blockage Period" is defined in Section 13.3.
           -----------------------

          "Payment Default" is defined in Section 11.1(f).
           ---------------

          "Pension Plan" is defined in Section 4.12(b).
           ------------

          "Permits" means all licenses, permits, certificates of need, approvals
           -------
and authorizations from all Governmental Authorities required to lawfully conduct a business as presently conducted.

          "Permitted Investments" means (a) any Investment in the Company or in
           ---------------------
a Wholly Owned Subsidiary of the Company that is a Guarantor and that is engaged in the same or a similar line of business as the Company and its Subsidiaries were engaged in on the date of this Agreement; (b) any Investment in Cash Equivalents, the Notes or the Senior Notes; (c) any Investment by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Wholly Owned Subsidiary of the Company and a Guarantor that is engaged in the same or a similar line of business as the Company and its Subsidiaries were engaged in on the date of this Agreement or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Subsidiary of the Company and that is engaged in the same or a similar line of business as the Company and its Subsidiaries were engaged in on the date of this Agreement; (d) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the provisions of Section 8.05 hereof; (e) other Investments in any Person (other than a Subsidiary of the Company) having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (e) that are at the time outstanding, not to exceed $3.0 million; (f) any loan by the Company to a Wholly Owned Subsidiary of the Company that is not a Guarantor and any other Investment in a Wholly Owned Subsidiary of the Company that is not a Guarantor to the extent necessary to preserve the full deductibility of interest relating to Indebtedness of such Subsidiary; and (g) Investments in Subsidiaries of the Company formed or acquired after the Initial Closing Date which (i) are incorporated outside the United States, (ii) are not Guarantors and (iii) if they were Guarantors would give rise to an investment in United States property within the meaning of Section 956 of the Code which Investments shall not exceed in the aggregate more than $15 million outstanding at any time (treating any such Investment that is not Indebtedness at the value thereof on the date it is made).

          "Permitted Liens" means (i) Liens securing Indebtedness under the
           ---------------
Credit Agreement that was permitted by the terms of this Agreement to be incurred; (ii) Liens in favor of the Company; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company; provided, however, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (iv) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company; provided, however, that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens securing Indebtedness (including Capital Lease Obligations) permitted by clause (iv) of Section 8.4(b) hereof covering only the assets acquired with such Indebtedness; (vii) Liens existing on the date of this Agreement; (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided, however, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (ix) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (A) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (B) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Subsidiary; and (x) Liens securing Permitted Refinancing Indebtedness; provided, however, that the Company was permitted to incur Liens with respect to the Indebtedness so refinanced.

          "Permitted Refinancing Indebtedness" means any Indebtedness of the
           ----------------------------------
Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Subsidiaries; provided, however, that
(i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount plus accrued interest (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iv) such Indebtedness is incurred either by the Company or by the Subsidiary which is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded and (v) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded was incurred in reliance upon clause (vi) or (vii) of Section 8.4(b), such Indebtedness also meets the requirements of such clause.

          "Person" means any individual, corporation, partnership, joint
           ------
venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

          "Plan" is defined in Section 4.12(a).
           ----

          "PORTAL Market" is defined in Section 9.14.
           -------------

          "Predecessor Note" of any particular Note means every previous Note
           ----------------
evidencing all or a portion of the same debt as that evidenced by such particular Note.

          "principal amount" means, when used with respect to any particular
           ----------------
Note, the principal amount of such Note at its Stated Maturity.

          "Principals" means GEI or any person that is a general partner of GEI
           ----------
as of the date of this Agreement.

          "Private Offering" is any offering by any of the Purchasers of some or
           ----------------
all of the Notes without registration under the Securities Act.

          "Proceeding" is defined in Section 13.2.
           ----------

          "property" means any interest in any kind of property or asset,
           --------
whether real, personal or mixed, or tangible or intangible.

          "Purchase Date" is defined in Section 7.8(a).
           -------------

          "Purchase Price" is defined in Section 2.2.
           --------------

          "Purchasers" is defined in the preamble to this Agreement.
           ----------

          "Purchaser Indemnified Person" is defined in Section 15.2(a).
           ----------------------------

          "Qualified Institutional Buyer" means any Person that is a "qualified
           -----------------------------
institutional buyer" within the meaning of Rule 144A.

          "Recapitalization" is defined in the second recital to this Agreement.
           ----------------

          "Redemption Date", when used with respect to any Note to be redeemed,
           ---------------
means the date fixed for such redemption by or pursuant to this Agreement.

          "Redemption Price", when used with respect to any Note to be redeemed,
           ----------------
means the price at which it is to be redeemed pursuant to this Agreement.

          "Registration Default" is defined in Exhibit A.
           --------------------

          "Regular Record Date" is defined in Exhibit A.
           -------------------

          "Regulation S" means Regulation S under the Securities Act (or any
           ------------
successor provision), as it may be amended from time to time.

          "Regulation U" means Regulation U of the Board of Governors of the
           ------------
Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Related Party" with respect to any Principal means (a) any Subsidiary
           -------------
of such Principal or any general partner of such Principal or (b) any investment fund or investment partnership managed by such Principal or any Affiliate of such Principal.

          "Replacement Notes" is defined in Section 9.17.
           -----------------

          "Request Date" is defined in Exhibit A.
           ------------

          "Required Holders" means Holders holding more than 50% of the
           ----------------
aggregate principal amount of outstanding Notes and Exchange Notes (exclusive of Notes then owned directly or indirectly by the Company, any other obligor on the Notes or any Affiliate of the Company).

          "Resale Registration Statement" is defined in Exhibit A.
           -----------------------------

          "Restricted Investment" means an Investment other than a Permitted
           ---------------------
Investment.

          "Restricted Payments" is defined in Section 8.2(a).
           -------------------

          "Rule 144" means Rule 144 under the Securities Act (or any successor
           --------
provision), as it may be amended from time to time.

          "Rule 144A" means Rule 144A under the Securities Act (or any successor
           ---------
provision), as it may be amended from time to time.

          "sale" is defined in Section 10.7(a).
           ----

          "Securities Act" means the Securities Act of 1933, as amended from
           --------------
time to time.

          "Security Register" has the meaning given to such term in Section
           -----------------
10.6(a).

          "Selling Purchaser" is defined in Section 9.2(b).
           -----------------

          "Senior Discount Note Shares " is defined in the fourth recital to
           ---------------------------
this Agreement.

          "Senior Discount Notes" is defined in the fourth recital to this
           ---------------------
Agreement.

          "Senior Indebtedness" means (i) the principal of (and premium, if any)
           -------------------
and interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding) on, and penalties and any obligation of the Company for reimbursement (including attorneys' fees incurred in connection with any such proceeding, whether or not allowed in such proceeding), indemnities and fees relating to, and all other amounts owing under, the Credit Agreement, (ii) the principal of (and premium, if any) and interest on Indebtedness of the Company for money borrowed, whether incurred on or prior to the date of original issuance of the Notes or thereafter, and any amendments, renewals, extensions, modifications, refinancings and refundings of any such Indebtedness and (iii) Hedging Obligations entered into with respect to Indebtedness described in clauses (i) and (ii) above; provided, however, that the following shall not constitute Senior Indebtedness: (1) any Indebtedness evidenced by the Senior Notes, (2) any Indebtedness as to which the terms of the instrument creating or evidencing the same provide that such Indebtedness is not superior in right of payment to the Notes, (3) any Indebtedness as to which the terms of the instrument creating or evidencing the same provide that such Indebtedness is subordinated in right of payment in any respect to any other Indebtedness of the Company, (4) Indebtedness evidenced by the Notes or the Subsidiary Guarantees, (5) any Indebtedness owed to a Person when such Person is a Subsidiary of the Company, (6) any obligation of the Company arising from Disqualified Stock of the Company, (7) any portion of any Indebtedness which is incurred in violation of this Agreement and (8) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company.

          "Senior Nonmonetary Default" is defined in Section 13.3.
           --------------------------

          "Senior Note Indenture" is defined in the sixth recital to this
           ---------------------
Agreement.

          "Senior Notes" is defined in the sixth recital to this Agreement.
           ------------

          "Senior Payment Default" is defined in Section 13.3.
           ----------------------

          "Shares" is defined in the fourth recital to this Agreement.
           ------

          "Shelf Registration Statement" is defined in the Exchange and
           ----------------------------
Registration Rights Agreement.

          "Significant Subsidiary" means any Subsidiary that would be a
           ----------------------
"significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

          "Solvent" means, with respect to any Person as of the date of any
           -------
determination, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to current and anticipated future capital requirements and current and anticipated future business conduct and the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, such liabilities shall be computed as the amount which, in light of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "Special Interest" is defined in Exhibit A.
           ----------------

          "Stated Maturity", when used with respect to any Note or any
           ---------------
installment of interest thereon, means the date specified in this Agreement or such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable.

          "Stockholders Agreement" means the Amended and Restated Stockholders
           ----------------------
Agreement, dated the date hereof, among Holdings, the Purchasers and the other stockholders of Holdings named therein.

          "Stone Street" is defined in the preamble to this Agreement.
           ------------

          "Subscription Agreement" is defined in the fourth recital to this
           ----------------------
Agreement.

          "Subsequent Purchaser" is defined in Section 4.13(a).
           --------------------

          "Subsidiary" means, with respect to any Person, (i) any corporation,
           ----------
association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (A) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (B) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

          "Subsidiary Guarantees" means the Guarantees by the Guarantors of the
           ---------------------
Obligations.

          "Successor Company" is defined in Section 8.11.
           -----------------

          "Tax Returns" means all reports and returns required to be filed on or
           -----------
before the Closing Date with respect to the Taxes of the Company and the Tax Subsidiaries including, without limitation, consolidated federal income tax returns of the Company and the Tax Subsidiaries.

          "Tax Subsidiaries" means any Subsidiary of the Company of which the
           ----------------
Company owns, directly or indirectly, 80% or more of the equity interests therein for U.S. federal income tax purposes.

          "Taxes" means all federal, state, local or foreign income, gross
           -----
receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, employment, withholding or similar taxes imposed on the income, properties or operations of the Company and the Tax Subsidiaries, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-
           ---
77bbbb) as in effect on the date on which the Indenture is qualified under the TIA.

          "Transaction Documents" means, collectively, the Financing Documents,
           ---------------------
the Credit Documents and the Acquisition Documents.

          "Transactions" means the Transactions provided for in, or contemplated
           ------------
by, the Transaction Documents.

          "United States" shall have the meaning assigned to such term in
           -------------
     Regulation S.

          "Weighted Average Life to Maturity" means, when applied to any
           ---------------------------------
Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

          "Wholly Owned Subsidiary" of any Person means a Subsidiary of such
           -----------------------
Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such

Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

          1.2.  Computation of Time Periods.  For purposes of computation of
                ---------------------------
periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

          1.3.  Accounting Terms.  Accounting terms used but not otherwise
                ----------------
defined herein shall have the meanings provided, and be construed in accordance with, GAAP.


                                   SECTION 2

                      AUTHORIZATION AND ISSUANCE OF NOTES
                      -----------------------------------

          2.1.  Authorization of Issue.  On or prior to the execution and
                ----------------------
delivery of this Agreement, the Company will authorize the issue and sale of up to $20 million aggregate principal amount of the Notes. The Notes shall be in the form specified in this Agreement.

          2.2.  Grant of Option; Exercise. Subject to the terms and conditions
                -------------------------
set forth in this Agreement, in consideration for the payment by the Company to the Purchasers of an aggregate commitment fee of $200,000 (the "Commitment Fee")
                                                                --------------
concurrently with the execution and delivery of this Agreement (such fee to be allocated among the Purchasers in accordance with the percentages set forth opposite their respective names in Schedule A hereto) each of the Purchasers
                                   ----------
hereby grants to the Company an option (collectively, the "Option") to sell up
                                                           ------
to an aggregate of $20 million aggregate principal amount of the Notes to the Purchasers in one or more exercises at any time or from time to time prior to nine months on or after the Initial Closing Date for cash at a purchase price (the "Purchase Price") equal to 98% of the principal amount of the Notes to be
      --------------
sold; provided, however, that in no event may the Option be exercised for an aggregate principal amount of Notes of less than $5 million. In order to exercise the Option in whole or in part the Company must deliver a written exercise notice (each, an "Exercise Notice") to the Purchasers stating the
                           ---------------
aggregate principal amount of the Notes with respect to which the Option is exercised and the closing date (each, a "Closing Date") for the purchase and
                                         ------------
sale pursuant to such exercise; provided, that an Exercise Notice must be delivered to the Purchasers at least twenty Business Days prior to the Closing Date specified in such Exercise Notice. If the Company shall have validly delivered an Exercise Notice, then subject to the terms and conditions provided herein the Company shall sell to each Purchaser, and each Purchaser shall purchase from the Company, on the Closing Date specified in such Exercise Notice the percentage of the aggregate principal amount of Notes specified in the Exercise Notice that is set forth opposite such Purchaser's name in Schedule A hereto for cash at the Purchase
                                  ----------
Price provided above.


           2.3.  Closings.
                 --------

           (a) Each purchase and sale of Notes pursuant to an exercise of the Option shall occur at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York 10004, at 10:00 a.m., New York City time, at a closing (each, a

"Closing") on the Closing Date specified in the applicable Exercise Notice.  At
--------
each Closing, the Company will deliver to each Purchaser certificates for the Notes to be purchased by such Purchaser on such Closing Date, in such denominations (in any integral multiple of $1,000 principal amount) as such Purchaser may request, dated the Closing Date and registered in such Purchaser's name, against payment by such Purchaser to the Company or to its order of immediately available funds in the amount of the Purchase Price therefor (as provided in Section 2.2) by wire transfer of immediately available funds to such bank account or accounts as the Company may request in writing at least two Business Days prior to the Closing Date.

           (b) If at any Closing the Company shall fail to deliver to the Purchasers the certificates evidencing all the Notes to be purchased by such Purchaser at such Closing, as provided in Section 2.3(a), or any of the conditions specified in Section 3 shall not have been fulfilled with respect to such Closing to the Purchasers' satisfaction, then each Purchaser shall, at its election, be relieved of all further obligations under this Agreement and the Option with respect to such Notes, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.


                                   SECTION 3

                             CONDITIONS TO CLOSINGS
                             ----------------------

          Each Purchaser's obligation to purchase and pay for the Notes to be purchased by it at any Closing is subject to the satisfaction or waiver by it prior to or at such Closing of each of the conditions specified below in this
Section 3:

          3.1.   Representations and Warranties.  Each of the representations
                 ------------------------------
and warranties of the Company in this Agreement and in each of the other Transaction Documents shall be true and correct (in the case of such other Transaction Documents only, in all material respects) when made and (except in the case of the Merger Agreement) on or as of the Closing Date as if made on and as of the Closing Date (unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date and, in any such case, there shall not have occurred since such date and prior to the time of such Closing any developments with respect to the subject matter of any such representation and warranty which the Purchasers reasonably consider to be Material and adverse).

          3.2.   Performance; No Default under Other Agreements.  The Company
                 ----------------------------------------------
and its Subsidiaries, to the extent parties hereto or thereto, shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement and each of the other Financing Documents and Credit Documents required to be performed or complied with by it prior to or at such Closing, and after giving effect to the issue and sale of the Notes and the other Transactions (and the application of the proceeds thereof as contemplated by Section 4.17 hereof and the other Transaction Documents) no Default or Event of Default shall have occurred and be continuing and no default or event of default shall have occurred and be continuing under any of the other Financing Documents or under the Credit Documents.

           3.3.  Compliance Certificates.
                 -----------------------

          (a)    Officer's Certificate.  The Company shall have delivered to
                 ---------------------
such Purchaser an Officer's Certificate, dated the Closing Date, in the form of

Exhibit 3.03(a) hereto, certifying that the conditions specified in Sections
---------------
3.1, 3.2, 3.5, 3.6, 3.7, 3.9, 3.12, 3.13 and 3.14 have been fulfilled.

          (b)    Secretary's Certificate.  The Company shall have delivered to
                 -----------------------
such Purchaser a certificate in the form of Exhibit 3.03(b) hereto certifying as
                                            ---------------
to the Company's certificate of incorporation, bylaws and resolutions attached hereto, the incumbency and signatures of certain officers of the Company, and other corporate proceedings of the Company relating to the authorization, execution and delivery of the Notes, this Agreement and the other Transaction Documents to which the Company is a party.

          3.4.   Opinions of Counsel.  Such Purchaser shall have received
                 -------------------
opinions in form and substance satisfactory to it, dated the date of such Closing, from Irell & Manella LLP, counsel for the Company, substantially in the form set forth in Exhibit 3.04 and as to such other matters as such Purchaser
                  ------------
may reasonably request.

          3.5.   Changes in Corporate Structure.  Except for the consummation of
                 ------------------------------
the Merger on the Initial Closing Date and the Merger Agreement, neither the Company nor any of its Subsidiaries shall have changed their respective jurisdiction of incorporation or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other Person at any time following the Audit Date and there shall have occurred no event which constitutes a Change of Control of the Company and the Company shall not have entered into any agreement or understanding which, if consummated, would constitute a Change of Control of the Company.

          3.6.   Refinancing.  Except for the Existing Indebtedness, on the
                 -----------
Initial Closing Date, all Indebtedness of the Company and each of its Subsidiaries shall have been repaid in full and such Purchaser shall have received evidence of such repayment satisfactory to the Purchaser and such Purchaser's special counsel.

           3.7.  Merger; Credit Agreement; Buyer Cash Contribution; Minimum
                 ----------------------------------------------------------
Aggregate Proceeds.
------------------

          (a)    Merger.  Prior to or simultaneously with the Closing of the
                 ------
sale and purchase of the Notes, (i) in the case of any Closing on the Initial Closing Date, all of the conditions to the Merger set forth in the Merger Agreement shall have been satisfied or waived on terms and conditions satisfactory to such Purchaser or (ii) in the case of any other Closing, the Merger shall have been consummated on the terms provided in the Merger Agreement on the date hereof, and in each case the Purchaser shall have received evidence satisfactory to the Purchaser and such Purchaser's special counsel of the foregoing.

          (b)    Credit Documents.  The Credit Documents (i) shall be on the
                 ----------------
Initial Closing Date in the form satisfactory to the Purchaser and such Purchaser's special counsel, (ii) shall have been duly authorized, executed and delivered by the parties thereto, (iii) shall constitute a valid, binding and enforceable obligation of the parties thereto and shall be in full force and effect and (iv) no default on the part of any party thereto shall exist thereunder.

          (c)    Buyer Cash Contribution.  Buyer shall have received the Buyer
                 -----------------------
Cash Contribution on terms and conditions satisfactory to the Purchaser and such Purchaser's special counsel.

          (d)    Minimum Aggregate Proceeds.  Prior to or simultaneously with
                 --------------------------
the consummation of the Merger, Holdings and the Company shall have received not less than an aggregate amount of $16,313,059.46 in cash proceeds from the purchase of Class A Common Stock under the Subscription Agreement and revolving loans made under the Credit Agreement and on or prior to the time of such Closing the Purchasers shall have purchased the Senior Discount Notes and the Senior Discount Note Shares.

          3.8.   Commitment Fee.  Such Purchaser shall have received from the
                 --------------
Company the portion of the Commitment Fee allocable to it pursuant to Section
2.2.

          3.9.   Material Adverse Effect.  No event or events shall have
                 -----------------------
occurred since the Initial Closing Date which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.

          3.10.  Financial Information.  Such Purchaser shall have received a
                 ---------------------
pro forma consolidated balance sheet for the Company and its Subsidiaries as of such Closing Date after giving effect to the Transactions, including the issuance of the Notes and the use of the proceeds thereof, which have been certified by the chief financial officer of the Company and which are in form and substance satisfactory to such Purchaser.

          3.11.  Proceedings and Documents.  All corporate and other proceedings
                 -------------------------
in connection with the transactions contemplated by this Agreement and the other Transaction Documents, and all documents and instruments incident to such transactions and the terms thereof, shall be reasonably satisfactory to such Purchaser and such Purchaser's special counsel, and such Purchaser and the Purchaser's special counsel shall have received all such counterpart originals or certified or other copies of such documents as it or they may reasonably request.

          3.12.  Purchaser Permitted By Applicable Law, etc.  On such Closing
                 -------------------------------------------
Date, such Purchaser's purchase of the Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which it is subject, (b) not violate any Applicable Law (including, without limitation, Regulation U, T or X of the Board of Governors of the Federal Reserve System) and (c) not subject such

Purchaser to any tax, penalty or liability under or pursuant to any Applicable Law, which Applicable Law was not in effect on the date hereof.

          3.13.  Transaction Documents in Force and Effect; Information.
                 ------------------------------------------------------

          (a)    Transaction Documents.  The Purchasers shall have received true
                 ---------------------
and correct copies of all Transaction Documents and such documents (i) shall have been duly executed and delivered by the parties thereto, (ii) shall be in form and substance reasonably satisfactory to the Purchasers and (iii) shall be valid and binding obligation of the parties thereto enforceable against each of them in accordance with its respective terms, subject to the Enforceability Exceptions.

          (b)    Accuracy of Information.  All information furnished by the
                 -----------------------
Company and its representatives to the Purchasers on or prior to the time of such Closing with respect to the business and financial condition of the Company and its Subsidiaries shall be accurate and complete in all material respects.

          3.14.  No Violation; No Legal Constraints; Consents, Authorizations
                 ---------------------------------------------------------------
and Filings, etc.
----------------

          (a) The consummation by the Company and its Subsidiaries of the Transactions shall not contravene, violate or conflict with any Applicable Law, except for violations which, individually or in the aggregate, do not, and could not reasonably be expected to, have a Material Adverse Effect.

          (b) All consents, authorizations and filings, if any, required in connection with the execution, delivery and performance by each of the Company and its Subsidiaries of the Transaction Documents to which it is a party shall have been obtained or made and shall be in full force and effect, except for such consents, authorizations and filings the failure of which to obtain or make, individually or in the aggregate, do not, and would not reasonably be expected to, have a Material Adverse Effect.

          (c) There shall be no inquiry, injunction, restraining order, action, suit or proceeding pending or entered or any statute or rule proposed, enacted or promulgated by any Governmental Authority or any other Person which, in the opinion of the Purchasers, (i) individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect or which seeks to enjoin or seek damages against the Company or its Subsidiaries or any of the Purchasers as a result of the Transactions, including the Merger or the issuance of the Notes, Senior Discount Notes, Senior Discount Note Shares or

Shares or (ii) relates to any of the Transactions and has or will have a material adverse effect on any Purchaser or (iii) alleges liability on the part of any Purchaser in connection with this Agreement, any other Transaction Documents or the transactions contemplated hereby or thereby or (iv) would bar the issuance of the Notes, Senior Discount Notes, Senior Discount Note Shares or Shares or the use of the proceeds thereof in accordance with the terms of this Agreement and the other Transaction Documents.


                                   SECTION 4

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------

          The Company represents and warrants to the Purchasers as of the date hereof and on each Closing Date (in each case both before and after giving pro forma effect to the issuance of the Notes to be issued on such Closing Date and, if such Closing Date is the Initial Closing Date, to the consummation on such Closing Date of the Merger, the transactions contemplated by this Agreement and the other Transaction Documents, the issuance of the Senior Discount Notes and the Shares, and in each case the application of the proceeds thereof) that:

          4.1.   Due Incorporation; Power and Authority. Each of the Company and
                 --------------------------------------
each of its Subsidiaries (a) is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, (b) is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, other than any failures to so qualify or to be in good standing which, individually or in the aggregate, have not had and would not be reasonably expected to have a Material Adverse Effect, (c) has full corporate power and authority to own, lease and operate its properties and to conduct its businesses as they are currently conducted, and (d) has full corporate power and authority to enter into and perform its obligations under each of the Transaction Documents to which it is a party.

          4.2    Capitalization.  As of the date of this Agreement the
                 --------------
authorized Capital Stock of the Company consists solely of 20,000 shares of Common Stock, of which 100 shares were issued and outstanding. All the shares of Common Stock were held by Holdings and no shares of any class of the Capital Stock of the Company were held by the Company in its treasury or by the Company's Subsidiaries. The Company (i) has not issued any shares of any class of its Capital Stock and (ii) has not split, combined or reclassified any of its shares of any class of its Capital Stock. All the issued and outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid and nonassessable and are free of preemptive rights. There are no securities of the Company or any of its Subsidiaries that are convertible into or exchangeable for shares of any Capital Stock of the Company or any of its Subsidiaries, and no options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate the Company or any of its Subsidiaries to issue, transfer or sell any shares of Capital Stock of, or other interests in, the Company or any of its Subsidiaries. There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Capital Stock of the Company or any of its Subsidiaries and neither the Company nor any of its Subsidiaries has any awards or options outstanding under any stock option plans or agreements or any other outstanding stock-related awards. After the Closing Date, neither the Company nor any of its Subsidiaries will have any obligation to issue, transfer or sell any shares of Capital Stock of the Company or its Subsidiaries. There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the holding, voting or disposing of Capital Stock of the Company or any of its Subsidiaries. As of the date hereof, neither the Company nor any of its Subsidiaries has any outstanding bonds, debentures, notes or other obligations or other securities (other than the Common Stock) that entitle the holders thereof to vote with the stockholders of the Company or any of its Subsidiaries on any matter or which are convertible into or exercisable for securities having such a right to vote.

          4.3.   Subsidiaries.  Schedule 4.03 correctly states as of the Initial
                 ------------   -------------
Closing Date (a) the name of each of the Company's Subsidiaries and any other Person whose Equity Interests are owned, directly or indirectly, by the Company (each, an "Equity Investee"), (b) the name of each holder of each class of
           ---------------
outstanding Capital Stock or other securities of the Company or any of its Subsidiaries or any Equity Investee and the nature and number of such securities held by such holder, and (c) the number of authorized, issued and treasury shares of each Subsidiary of the Company and each Equity Investee. The Company does not own or control, directly or indirectly, any Capital Stock or other interest or investment (whether equity or debt) in any Person other than the Capital Stock of its Subsidiaries and Equity Investees listed on Schedule 4.03.
                                                                 -------------
Each issued and outstanding share of Capital Stock of each Subsidiary and Equity Investee of the Company (a) has been duly authorized and validly issued and is fully paid and nonassessable and free of preemptive rights and (b) except for any Equity Interests of any Equity Investee not owned directly of indirectly by the Company as shown on Schedule 4.03, is owned by the Company, directly or
                        -------------
through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, other than the liens established under the Credit Documents.

          4.4.   Due Authorization, Execution and Delivery.
                 -----------------------------------------

          (a)    Agreement.  This Agreement has been duly authorized, executed
                 ---------
and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable against it in accordance with its terms, subject to the Enforceability Exceptions.

          (b)    Notes and the Exchange Notes.  The Notes to be purchased by the
                 ----------------------------
Purchasers from the Company are in the form contemplated by this Agreement, have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company on the Closing Date as provided herein, will have been duly executed, issued and delivered by the Company, and will constitute valid and legally binding obligations of the Company, enforceable against it in accordance with their terms, subject to the Enforceability Exceptions. If and when the Exchange Notes are issued pursuant to the Exchange and Registration Rights Agreement and this Agreement in accordance with the terms thereof and hereof, the Exchange Notes will have been duly and validly authorized for issuance by the Company, will have been duly executed, issued and delivered by the Company, and will constitute valid and legally binding obligations of the Company, enforceable against it in accordance with their terms, subject to the Enforceability Exceptions.

          (c)    Exchange and Registration Rights Agreement.  The Exchange and
                 ------------------------------------------
Registration Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to the Enforceability Exceptions.

          (d)    Other Transaction Documents.  Each Transaction Document (other
                 ---------------------------
than those referred to in paragraphs (a) through (c) of this Section 4.04) to which Holdings, the Company or any of its Subsidiaries is a party (each such party, a "Company Party") (i) has been duly authorized, executed and delivered
          -------------
by each Company Party and (ii) constitutes a valid and legally binding obligation of each Company Party, enforceable against such Company Party in accordance with its terms, subject to the Enforceability Exceptions.

          4.5.   Non-Contravention; Authorizations and Approvals.  Neither the
                 -----------------------------------------------
Company nor any of its Subsidiaries is in violation of its certificate of incorporation or bylaws (or comparable constituent or governing documents) or is in default (or, with the giving of notice, lapse of time or both, would be in default) under any note, bond, mortgage, indenture, deed of trust, loan or credit agreement, license, franchise, Permit, lease, contract or other agreement, instrument, commitment or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties or assets is bound (including, without limitation, the Credit Agreement), or under which the Company or any of its Subsidiaries or any of their respective properties or assets is entitled to a benefit (each, a "Contract"), except for any such defaults that, individually or
                  --------
in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. None of (a) the execution and delivery by the Company or any of its Subsidiaries of any of the Transaction Documents to which they are a party, (b) the performance by any of them of their respective obligations thereunder, (c) the consummation of the transactions contemplated thereby or (d) the issuance and delivery of the Notes hereunder will: (i) violate, conflict with or result in a breach of any provisions of the certificate of incorporation or bylaws (or comparable constituent or governing documents) of the Company or any of its Subsidiaries; (ii) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice, lapse of time or both, would constitute a default) under, result in the termination or in a right of termination of, accelerate the performance required by or benefit obtainable under, result in the triggering of any payment or other obligations (including any repurchase or repayment obligations) pursuant to, result in the creation of any Lien upon any of the properties of the Company or any of its Subsidiaries under, or result in there being declared void, voidable, subject to withdrawal, or without further binding effect, any of the terms, conditions or provisions of any Contract, except for any such violations, conflicts, breaches, defaults, accelerations, terminations or other matters which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect; (iii) require any consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority, except for those consents, approvals, authorizations, declarations, filings or registrations which have been obtained or made or the failure of which to obtain or make, individually or in the aggregate, have not had and would not be reasonably expected to have a Material Adverse Effect; or (iv) violate any Applicable Laws applicable to the Company, any of its Subsidiaries or any of their respective property or assets, except for violations which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

          4.6.   Company Financial Statements; Company Reports.
                 ---------------------------------------------

          (a)    Company Financial Statements.  The Company has delivered to the
                 ----------------------------
Purchasers (collectively, the "Company Financial Statements") (i) complete and
                               ----------------------------
correct copies of the consolidated balance sheets of the Company and its Subsidiaries as of June 30, 1996, 1997 and 1998 and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended, including the footnotes thereto, certified by the Company's independent certified public accountants, (ii) complete and correct copies of the unaudited consolidated balance sheets of the Company and its Subsidiaries as of September 30, 1998 and the related unaudited consolidated statements of operations, stockholders' equity and cash flows for the quarter then ended and (iii) a complete and correct copy of the consolidated balance sheet of the Company and its Subsidiaries as of November 30, 1998 and the related unaudited consolidated statement of operations for the month then ended. Each of the consolidated balance sheets contained in the Company Financial Statements fairly present the consolidated financial position of the Company and its Subsidiaries as of its date and each of the consolidated statements of operations, stockholders' equity and cash flows included in the Company Financial Statements fairly presents the consolidated results of operations and income, retained earnings and stockholders' equity or cash flows, as the case may be, of the Company and its Subsidiaries for the periods to which they relate (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments that will not be material in amount or effect), in each case in accordance with GAAP applied on a consistent basis during the periods involved, except as noted therein. All projections provided by the Company to the Purchasers in connection with the Transactions have been prepared in good faith based on assumptions believed by management of the Company to be reasonable.

          (b)    Company Reports.  The Company has delivered to the Purchaser
                 ---------------
each registration statement, report or information statement prepared by the Company since June 30, 1998 (the "Audit Date"), including (i) the Company's
                                  ----------
Annual Report on Form 10-K for the year ended June 30, 1998 and (ii) the Company's Quarterly Report on Form 10-Q for the three months period ended September 30, 1998, each in the form (including exhibits, annexes and any amendments thereto) filed with the Commission (collectively, including any such reports filed subsequent to the date hereof and as amended, the "Company
                                                                 -------
Reports").  As of their respective dates, (or, if amended, as of the date of
-------
such amendment) the Company Reports did not, and any Company Reports filed with the Commission subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents, or will fairly present, the consolidated financial position of the Company and its subsidiaries as of its date and each of the consolidated statements of operations, stockholders' equity or cash flows included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents, or will fairly present, the results of operations and income, retained earnings and stockholders' equity or cash flows, as the case may be, of the Company and its Subsidiaries for the periods to which they relate (subject, in the case of unaudited statements, to normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP con sistently applied during the periods involved, except as may be noted therein.

          4.7.   Absence of Undisclosed Liabilities or Events.
                 --------------------------------------------

          (a) Except for the amounts disclosed to, and approved in writing by, the GSMP Purchasers pursuant to Section 4.25 hereof and the liabilities and obligations arising under the Financing Document or the Credit Documents, neither the Company nor any of its Subsidiaries has any liabilities or obligations, whether accrued, contingent or otherwise, except (i) for liabilities and obligations in the respective amounts reflected or reserved against in the consolidated balance sheet as of the Audit Date included in the Company Financial Statements, (ii) borrowings under the Company's existing revolving credit facility in the ordinary course of business or (iii) liabilities and obligations incurred in the ordinary course of business since the Audit Date which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

          (b) Since the Audit Date there has been no change in the financial condition, results of operations, business, properties or prospects of the Company or its Subsidiaries except for changes that, individually or in the aggregate, have not had or would not reasonably be expected to have a Material Adverse Effect. There are no facts known to the Company that have had or would reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Schedule.

          4.8.   No Actions or Proceedings.  Except as set forth in Schedule
                 -------------------------
4.8, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened against or affecting the Company, any of its Subsidiaries, any of their directors or officers (in their capacities as such) or any of their property or assets which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect or to prohibit, delay or materially restrict the consummation of any of the transactions contemplated by the Transaction Documents. To the knowledge of the Company, no Governmental Authority has notified the Company of an intention to conduct any audit, investigation or other review with respect to the Company or any of its Subsidiaries, except for those investigations or reviews which, individually or in the aggregate, have not had or would not be reasonably expected to have a Material Adverse Effect.

          4.9.   Title to Properties.  Except as set forth in Schedule 4.9, each
                 -------------------                          ------------
of the Company and its Subsidiaries has (a) good and marketable title to and fee simple ownership of, or a valid and subsisting leasehold interest in, all of its real property, and (b) good title to, or a valid and subsisting leasehold interest in, all of its equipment and other personal property, in each case free and clear of all Liens, except Permitted Liens. The Company and its Subsidiaries have paid or discharged, or reserved for, all lawful claims which, if unpaid, might become a Lien (other than a Permitted Lien) against any property or assets of the Company or its Subsidiaries.

          4.10.  Intellectual Property Rights.  The Company and its Subsidiaries
                 ----------------------------
own or possess all Intellectual Property reasonably necessary to conduct their businesses as now conducted, except where the expiration or loss of any of such Intellectual Property, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Company and its Subsidiaries, (a) there is no infringement of, or conflict with, such Intellectual Property by any third party and (b) the conduct of their businesses as currently conducted do not infringe or conflict with any Intellectual Property of any third party, in each case other than any such infringements or conflicts which, individually or in the aggregate, have not had or would not reasonably be expected to have a Material Adverse Effect.

          4.11.  Taxes.
                 -----

          (a) all Tax Returns that are required to be filed on or before the Closing Date by or with respect to the Company or the Tax Subsidiaries, have been or will be timely filed on or before the Closing Date, and all such Tax Returns are or will be true and complete in all material respects;

          (b) all Taxes shown to be due on the Tax Returns referred to in clause (a) have been or will be timely paid in full;

          (c) adequate provision has been made for the payment of Taxes for which the Company or Tax Subsidiaries may be liable for the periods ending after the Closing Date that are not yet due and payable;

          (d) the Tax Returns referred to in clause (a) have been examined by the Internal Revenue Service or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired;

          (e) all deficiencies asserted or assessments made as a result of such examinations have been paid in full;

          (f) no issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (a) are currently pending;

          (g) no waivers of statutes of limitation have been given by or requested with respect to any Taxes of the Company or the Tax Subsidiaries;

          (h) neither the Company nor the Tax Subsidiaries will be required, as a result of (i) a change in accounting method to include any adjustment under
Section 481(c) of the Code (or any similar provision of state, local or foreign law) in taxable income for any Tax period ending on or after the Closing Date, or (ii) any "closing agreement" as described in Section 7121 of the Code (or any similar provision of state, local or foreign Tax law), to include any item of income in or exclude any item of deduction from any Tax period ending on or after the Closing Date;

          (i) there are no Liens on any of the assets of the Company or the Tax Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax;

          (j) the Company and the Tax Subsidiaries have never been a member of an affiliated, combined, consolidated or unitary Tax group for purposes of filing any Tax Return other than for purposes of filing U.S. federal income tax returns, a group of which Holdings was the common parent;

          (k) no closing agreements, private letter rulings, technical advance memoranda or similar agreement or rulings have been entered into or issued by any taxing authority with respect to the Company or the Tax Subsidiaries;

          (l) neither the Company nor any Tax Subsidiary or any predecessors to any of such entities has made any consent under Section 341 of the Code with respect to the Company or any Tax Subsidiary; and

          (m) all interest on debt issued by the Company pursuant to this Agreement (including original issue discount if any) will be deductible in full, as such interest accrues, by the Company for federal income tax purposes.

           4.12. Employee Benefit Plans.
                 ----------------------

          (a) There has been no failure by any employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is maintained by the Company or any of its
                   -----
Subsidiaries or to which the Company or any of its Subsidiaries contributes (each a "Plan") to comply with the applicable requirements of ERISA and the Code
         ----
other than any such failures that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. There is no material pending or, to the knowledge of the Company threatened, litigation relating to the Plans. Neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company or any of its Subsidiary to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA other than those that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

          (b) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Company or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"). Neither the Company, any of its subsidiaries nor an
     ---------------
ERISA Affiliate has contributed to a "multiemployer plan", within the meaning of
Section 3(37) of ERISA, at any time on or after September 26, 1980. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") or by any ERISA Affiliate
                                   ------------
within the 12-month period ending on the date hereof.

          (c) Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and no ERISA Affiliate has an outstanding funding waiver. Neither the Company nor any of its Subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to
Section 401(a)(29) of the Code.

          (d) Under each Pension Plan which is a single-employer plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Plan, and there has been no material change in the financial condition of such Plan since the last day of the most recent plan year.

          (e) Neither the Company nor any of its Subsidiaries has any obligations for retiree health and life benefits under any Plan, except as required by applicable law or as set forth on Schedule 4.12(e). The Company or
                                                       -------
the subsidiaries may amend or terminate any such Plan at any time without incurring any liability thereunder.

           4.13. Private Offering; No Integration or General Solicitation.
                 --------------------------------------------------------

          (a) Subject to compliance by the Purchasers with the representations and warranties set forth in Section 5 hereof and with the procedures set forth in Section 10 hereof, it is not necessary in connection with the offer, sale and delivery of the Notes to the Purchasers and to any Person to whom any Purchaser sells any of such Notes (each, a "Subsequent Purchaser") in the manner
                                  --------------------
contemplated by this Agreement to register the Notes under the Securities Act, or, until such time as the Exchange Notes are issued or the Notes or Exchange Notes are otherwise registered pursuant to an effective registration statement under the Securities Act, to qualify an indenture relating to the Notes or Exchange Notes under the TIA.

          (b) The Company has not, directly or indirectly, offered, sold or solicited any offer to buy and will not, directly or indirectly, offer, sell or solicit any offer to buy, any security of a type or in a manner which would be integrated with the sale of the Notes and require the Notes to be registered under the Securities Act. None of the Company, its Affiliates or any person acting on its or any of their behalf (other than the Purchasers, as to whom the Company makes no representation or warranty) has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities Act) in connection with the offering of the Notes. With respect to the Notes, if any, sold in reliance upon the exemption afforded by Regulation S:
(i) none of the Company, its Affiliates or any person acting on its or their behalf (other than the Purchasers, as to whom the Company makes no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Company and its Affiliates and any person acting on its or their behalf (other than the Purchasers, as to whom the Company makes no representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.

          4.14.  Eligibility for Resale under Rule 144A.  The Notes are eligible
                 --------------------------------------
for resale pursuant to Rule 144A and will not, at the Closing Date, be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted on a U.S. automated interdealer quotation system.

          4.15.  Status Under Certain Statutes. Neither the Company nor any of
                 -----------------------------
its Subsidiaries is or, after receipt of payment for the Notes and the consummation of the other transactions contemplated by the Transaction Documents, will be (a) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Interstate Commerce Act, each as amended, (b) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or controlled by such a company, or (c) a "holding company," or a "Subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "Subsidiary" or a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          4.16.  Insurance.  Each of the Company and its Subsidiaries are
                 ---------
insured by financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction and acts of vandalism.

          4.17.  Use of Proceeds; Margin Regulations.  The Company will apply
                 -----------------------------------
the proceeds from the sale of the Notes solely to (i) finance the repurchase by the Company of any Senior Notes that are put to it pursuant to the Change of Control Offer (as defined in the Senior Note Indenture) made as a result of the Merger or (ii) finance any acquisitions made by the Company after the Initial Closing Date or to refinance any acquisitions made by the Company after the Initial Closing Date and on or prior to the Change of Control Payment Date (as defined in the Senior Note Indenture). No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U, or for the purpose of buying or carrying or trading in any securities. Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company has no present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in Regulation U.

          4.18.  Existing Indebtedness; Future Liens. Schedule 4.18 sets forth a
                 -----------------------------------  -------------
complete and correct list of all Indebtedness of the Company and its Subsidiaries that will be outstanding immediately after the consummation of the Merger except for any such Indebtedness not so scheduled which, in the aggregate, does not exceed $50,000 (such scheduled and unscheduled Indebtedness, the "Existing Indebtedness"). Neither the Company nor any Subsidiary of the
     ---------------------
Company is in default, and no waiver of default is currently in effect, in the payment of the principal of or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary of the Company that would permit (or that with notice, lapse of time or both, would permit) any Person to cause such Indebtedness to become due and payable before its Stated Maturity or before its regularly scheduled dates of payment. Neither the Company nor any of its Subsidiaries has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property or assets, whether now owned or hereafter acquired, to be subject to a Lien that would be prohibited by this Agreement if incurred after the first issuance of Notes.

          4.19.  Compliance with Laws; Permits.  Each of the Company and each of
                 -----------------------------
its Subsidiaries has complied, and is in compliance, in all material respects with all Applicable Laws and has all Permits material to, and necessary in, the conduct of its business as currently conducted and all such Permits are in full force and effect. No violations have been recorded in respect of any such licenses, permits and qualifications, and no proceeding is pending or, to the best knowledge of the Company and its Subsidiaries, threatened to revoke or limit any Permit, except for violations and proceedings which, individually or in the aggregate, have not and could not reasonably be expected to have a Material Adverse Effect. Schedule 4.19 sets forth a list of all such Permits
                          -------------
and the expiration dates thereof.

          4.20.  Solvency.  The Company and its Subsidiaries are, and after
                 --------
giving effect to the Transactions will be, Solvent.

          4.21.  Affiliate Transactions.  Except with respect to transactions
                 ----------------------
occurring on or after the Initial Closing Date as permitted by Section 8.06 hereof: (a) there is no Indebtedness between the Company or any of its Subsidiaries, on the one hand, and any officer, stockholder, director or Affiliate (other than the Company or any of its Subsidiaries) of the Company, on the other, (b) no such officer, stockholder, director or Affiliate provides or causes to be provided any assets, services or facilities to the Company or any of its Subsidiaries which, individually or in the aggregate, are material to the business, assets, condition (financial or otherwise), results of operations or prospects of the Company and its Subsidiaries, (c) neither the Company nor any of its Subsidiaries provides or causes to be provided any assets, services, or facilities to any such officer, stockholder, director or Affiliate which, individually or in the aggregate, are material to the business, assets, condition (financial or otherwise), results of operations or prospects of the Company and its Subsidiaries, and (d) neither the Company nor any Subsidiary beneficially owns, directly or indirectly, any investment in or issued by any such officer, director or Affiliate, and (e) no such officer, stockholder, director or Affiliate has any direct or indirect ownership interest in any Person with which the Company or any of its Subsidiaries competes or has a business relationship.

          4.22.  Material Contracts.  Schedule 4.22 contains a true, correct and
                 ------------------   -------------
complete list of all Material Contracts in effect on the Initial Closing Date. Except as described on Schedule 4.22, as of the Closing Date each Material
                       -------------
Contract is in full force and effect and no material defaults enforceable against the Company or any of its Subsidiaries currently exist thereunder. To the best knowledge of the Company and its Subsidiaries, no party to any Material Contract intends to terminate such Material Contract.

          4.23.  No Changes to Applicable Law.  To the best knowledge of the
                 ----------------------------
Company, no changes to Applicable Law affecting the Company or any of its Subsidiaries have occurred since the Audit Date or are currently pending or threatened, in each case other than those which have not had and would not reasonably be expected to have a Material Adverse Effect.

          4.24.  Indebtedness.  On the Initial Closing Date, after consummation
                 ------------
of the Transactions, the consolidated Indebtedness of the Company and its Subsidiaries will not exceed $130 million.

          4.25.  Fees.  All fees and other expenses payable in connection with
                 ----
the consummation of the Transactions and all other fees payable to GEI or its Affiliates, in each case by the Company or any of its Subsidiaries, have been disclosed to, and approved in writing by, the GSMP Purchasers prior to the Initial Closing Date.

          4.26.  Brokerage Fees.  Except as disclosed in Schedule 4.26, neither
                 --------------                          -------------
the Company nor any of its Subsidiaries has paid, or is obligated to pay, to any Person any brokerage or finder's fees in connection with the transactions contemplated hereby or by any other Transaction Documents.

          4.27.  Documents and Procedures.  The agreements, instruments and
                 ------------------------
documents used and the procedures followed by the Company and its Subsidiaries in the conduct of their business are sufficient to effect the transactions purported to be effected by such agreements, instruments and documents and to perfect the liens or security interests purported to be created by such agreements, instruments and documents, except for failures to effect such transactions or perfect such security interests which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          4.28.  Standards and Procedures.  The Company has previously
                 ------------------------
delivered to the Purchasers or will deliver to the Purchasers upon request copies of the credit and loan standards, procedures and guidelines employed by the Company and its Subsidiaries. To the Company's knowledge, such standards, procedures and guidelines are followed by the employees and personnel of the Company and its Subsidiaries in conducting the business of the Company and its Subsidiaries, except for failures to follow such standards, procedures and guidelines which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          4.29.  No Unrelated Liabilities.  As of the Closing, neither the
                 ------------------------
Company nor any of its Subsidiaries will have any liability unrelated to the business or operations conducted by the Company and its Subsidiaries. Neither the Company nor Holdings nor any of its Subsidiaries has since June 30, 1996 made, and will not prior to the Closing make, any payment with respect to any such liability.

                                   SECTION 5

                       REPRESENTATIONS OF THE PURCHASERS
                       ---------------------------------

          Each Purchaser severally and not jointly represents and warrants to the Company as of the date hereof and as of each Closing Date as follows:

          5.1.   Purchase for Investment.
                 -----------------------

          (a) Such Purchaser is acquiring the Notes for its own account, for investment and not with a view to any distribution thereof within the meaning of the Securities Act.

          (b) Such Purchaser understands that (i) the Notes have not been registered under the Securities Act and are being issued by the Company in transactions exempt from the registration requirements of the Securities Act and
(ii) the Notes may not be offered or sold except pursuant to an effective registration statement under the Securities Act or pursuant to an applicable exemption from registration under the Securities Act.

          (c) Such Purchaser further understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to such Purchaser) promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

          (d) Such Purchaser did not employ any broker or finder in connection with the transactions contemplated in this Agreement.

          (e) Such Purchaser is an "Accredited Investor" (as defined in Rule 501 (a) under the Securities Act).


                                   SECTION 6

                       COVENANTS TO PROVIDE INFORMATION
                       --------------------------------

          The Company covenants and agrees with each Purchaser that until the principal amount of (and premium, if any, on) all the Notes, and all interest, Special Interest and other obligations hereunder in respect thereof, shall have been paid in full:

          6.1.   Future Reports to Purchasers.
                 ----------------------------

          The Company shall deliver to each Purchaser (for so long as such Purchaser holds any Notes or the Exchange Notes) and, except for the information provided in clause (a) below, each Subsequent Purchaser that is an Institutional
Investor:

          (a)    Monthly Statements.  As soon as available but in any event
                 ------------------
within thirty (30) days after the end of each month, duplicate copies of:

                 (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such month, and

                 (ii) consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for such month and for the portion of the fiscal year ending with such month, in each case setting forth in comparative form the figures for the corresponding periods in the prior fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to periodic financial statements generally, and fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from normal year-end adjustments that will not be material in amount or effect, and accompanied by a certificate of the chief financial officer to the foregoing effect.

          (b)    Quarterly Statements.  As soon as available, but in any event
                 --------------------
within forty-five (45) days after the end of each quarter, duplicate copies of:

                 (i) a consolidated and consolidating balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

                 (ii) consolidated and consolidating statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries, for such quarter and for the portion of the fiscal year ending with such quarter, in each case setting forth in comparative form the figures for the corresponding periods in the prior fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to periodic financial statements generally, and fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from normal year-end adjustments that will not be material in amount or effect, and accompanied by a certificate of the chief financial officer to the foregoing effect; provided, however, that if the Company is then subject to the reporting requirements under Section 13 or Section 15(d) of the Exchange Act, the delivery by the Company to such Purchaser or such Subsequent Purchaser of a Quarterly Report on Form 10-Q or any successor form within the time periods above described shall satisfy the requirements of this Section 6.1(b). The consolidating balance sheet and statements of income, stockholders' equity and cash flows required by this paragraph may be in the form contained in the notes to the financial statements included in the Company's Form 10-Q.

          (c)    Annual Statements.  As soon as available, but in any event
                 -----------------
within ninety (90) days after the end of each fiscal year of the Company, duplicate copies of:

                 (i) a consolidated and unaudited consolidating balance sheet of the Company and its Subsidiaries as at the end of such year, and

                 (ii) consolidated and consolidating statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for such year,

in each case setting forth in comparative form the figures for the prior fiscal year, all in reasonable detail, prepared in accordance with GAAP, fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from normal year-end adjustments, and accompanied by:

                 (A) an opinion thereon of independent certified public accountants of recognized national standing, which opinion (i) shall state that such financial statements (other than consolidating statements) present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements (other than consolidating statements) has been made in accordance with generally accepted auditing standards in the United States, and that such audit provides a reasonable basis for such opinion in the circumstances, and (ii) shall not contain a "going concern" or like qualification, or any exception or other qualification arising out of the scope of the audit,

                 (B) a certificate of such accountants stating that they have reviewed this Agreement and, if applicable, stating further that based upon their work performed in connection with their examination of such financial statements (other than consolidating statements), they are not aware of any Default or Event of Default specified in Section 11 or, if applicable, the corresponding section of the Agreement, or, if they are aware of any such Default or Event of Default, specifying the nature thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any such Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards), and

                 (C) a certificate of the chief financial officer stating that such financial statements have been prepared in accordance with GAAP applicable to periodic financial statements generally and fairly present, in all material respects, the financial position of the companies being reported on and their results of operations and income, retained earnings and stockholders' equity, and cash flows, provided, however, that if the Company is then subject to the reporting requirements under Section 13 or Section 15(d) of the Exchange Act, the delivery by the Company to such Purchaser or such Subsequent Purchaser of an Annual Report on Form 10-K or any successor form within the time periods above described shall satisfy the requirements of this Section 6.1(c). The consolidating balance sheet and statements of income, stockholders' equity and cash flows required by this paragraph may be in the form contained in the notes to the financial statements included in Company's Form 10-K.

          (d)    Chief Financial Officer Certificates. Concurrently with the
                 ------------------------------------
delivery of the financial statements referred to in subsections (a) through (c) of this Section 6.1, a certificate of the chief financial officer of the Company
(i) stating that, to the best of such officer's knowledge after due inquiry, each of the Company and its respective Subsidiaries has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Transaction Documents to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or

Event of Default except as specified in such certificate, (ii) showing in detail as of the end of the related fiscal period the figures and calculations supporting such statement in respect of Sections 8.2 and 8.4 of this Agreement or, if applicable, the corresponding sections of the Indenture.

          (e)    Auditors' Reports.  Promptly upon receipt thereof, copies of
                 -----------------
all final reports submitted to the Company or to any of its Subsidiaries by independent certified public accountants in connection with each annual, interim or special audit of the books of the Company or any of its Subsidiaries made by such accountants, including, without limitation, any final comment letter submitted by such accountants to management in connection with their annual audit.

          (f)    Other Information.  Promptly upon their becoming available,
                 -----------------
copies of all financial statements, reports, notices and proxy statements sent to its securityholders or made available generally by the Company or any of its Subsidiaries and all regular and periodic reports and all registration statements and final prospectuses, if any, filed by the Company or any of its Subsidiaries with any securities exchange or with the Commission or any Governmental Authority succeeding to any of its functions and, promptly upon request, such additional financial and other information as any Purchasers may from time to time reasonably request.

          (g)    Notice of Default or Event of Default. Promptly, but in any
                 -------------------------------------
event within three (3) Business Days, after any officer of the Company becomes aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any other action with respect to a claimed Default or Event of Default, a written notice thereof specifying the nature and existence thereof and what action the Company is taking or proposes to take with respect thereto.

          (h)    Additional Information to Holders of Other Indebtedness. Prior
                 -------------------------------------------------------
to the first consummation of an IPO, simultaneously with the furnishing of such information to any other holder of Indebtedness of the Company or any of its Subsidiaries, (i) copies of all other financial statements, reports or projections with respect to the Company or its Subsidiaries which are broader in scope or on a more frequent basis than the Company is required to provide under this Agreement and (ii) copies of all studies, reviews, reports or assessments relating to environmental matters that reveal circumstances, events or other matters that would reasonably be expected to have a Material Adverse Effect.

          (i)    Changes to Indebtedness.  At least 10 days prior thereto,
                 -----------------------
written notice of any proposed extension, renewal, refinancing or modification of any Indebtedness exceeding $250,000 of the Company or any of its Subsidiaries.


                                   SECTION 7

                          OTHER AFFIRMATIVE COVENANTS
                          ---------------------------

          The Company further covenants and agrees with each Purchaser that until the principal amount of (and premium, if any, on) all the Notes, and all interest, Special Interest and other obligations hereunder in respect thereof, shall have been paid in full:

          7.1.   Preservation of Corporate Existence and Franchises.  Subject to
                 --------------------------------------------------
Section 8 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (a) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (b) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries if (i) the Board shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and (ii) the loss thereof is not reasonably likely to result in a Material Adverse Effect.

          7.2.   Maintenance of Properties.  The Company will cause all
                 -------------------------
properties used or useful in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgement of the Company may be necessary so that the business carried on in connection therewith may properly and advantageously conducted at all times; provided, however, that the foregoing shall not prevent the Company from discontinuing the operation or maintenance of any of such properties if (i) the Board determines that such discontinuance is desirable in the conduct of its business or the business of any Subsidiary and (ii) not reasonably likely to result in a Material Adverse Effect.

          7.3    Taxes.
                 -----

          (a)    Payment of Taxes.  The Company shall pay or discharge or cause
                 ----------------
to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Company or any of its Subsidiaries or upon the income, profits or property of the Company or any of its Subsidiaries, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings provided that appropriate reserves therefor are established in the Company's consolidated financial statements in accordance with GAAP.

          (b)    Tax Returns.  The Company and Tax Subsidiaries shall timely
                 -----------
file or cause to be filed when due all Tax Returns that are required to be filed by or with respect to the Company for taxable years ending after the Closing Date and shall pay any Taxes due in respect of such Tax Returns.

          (c)    Contest Provisions.  The Company shall promptly notify the
                 ------------------
Purchasers in writing upon receipt by the Company or the Tax Subsidiaries or any of their Affiliates of notice of any pending or threatened federal, state, local or foreign income or franchise tax audits or assessments which may materially affect the tax liabilities of the Company.

          7.4.   Books, Records and Access.  The Company and its Subsidiaries
                 -------------------------
will keep complete and accurate books and records of their transactions in accordance with good accounting practices on the basis of GAAP applied on a consistent basis (including the establishment and maintenance of appropriate reserves). To the extent reasonably required in connection with any resale of the Notes and upon reasonable notice, the Company shall, and shall cause its Subsidiaries to, subject to compliance with Applicable Laws and confidentiality obligations to third parties, give each Purchaser (and, any sales or placement agent or underwriter participating in such resale) and their authorized representatives reasonable access during normal business hours to all contracts, books, records, personnel, offices and other facilities and properties of the Company and its Subsidiaries and their legal advisors, accountants and, to the extent available to the Company after the Company uses reasonable efforts to obtain them, the accountants' work papers, permit each Purchaser (and any such sales or placement agent or underwriter) to make such copies and inspections thereof as such Purchaser may reasonably request and furnish each

Purchaser (and any such sales or placement agent or underwriter) with such financial and operating data and other information with respect to the business and properties of the Company and its Subsidiaries as such Purchaser (and any such sales or placement agent or underwriter) may from time to time reasonably request; provided, however, that no investigation or information furnished pursuant to this Section 7.04 shall affect any representations or warranties made by the Company herein or the conditions to the obligations of the Purchasers to consummate the transactions contemplated hereby. Any such visits will be at the expense of such Purchaser.

          7.5.   Compliance with Law.  The Company will, and will cause each of
                 -------------------
its Subsidiaries to, comply with all Applicable Laws and will obtain and maintain, and will cause each of its Subsidiaries to obtain and maintain, all Permits necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that any such non-compliance with Applicable Law or any failure to obtain or maintain such Permits, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          7.6.   Insurance.  The Company shall, and shall cause its Subsidiaries
                 ---------
to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and business against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of estab lished reputations engaged in the same or a similar business and similarly situated.

           7.7.  Offer to Repurchase Upon Change of Control.
                 ------------------------------------------

          (a) Upon the occurrence of a Change of Control, the Company shall make an offer (a "Change of Control Offer") to each Holder to repurchase all or
                  -----------------------
any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at an offer price in cash equal to 101% of the principal amount thereof as of the Change of Control Payment Date, plus accrued and unpaid interest and Special Interest, if any, thereon to the Change of Control Payment Date (the "Change of Control Payment"). The Company shall comply with the requirements of
--------------------------
Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control, and the Company shall not be in violation of this Agreement by reason of any act required by such rule or other applicable law.

          (b) Within 25 days following any Change of Control, the Company shall mail a notice to each Holder stating:

                 (i) that the Change of Control Offer is being made pursuant to this Section 7.7 and that all Notes tendered will be accepted for payment;

                 (ii) the purchase price and the purchase date, which shall be at least 30 but no more than 60 days from the date on which the Company mails notice of the Change of Control (the "Change of Control Payment
                                                 -------------------------
     Date");
     ----

                 (iii) that any Notes not tendered will continue to accrue interest;

                 (iv) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                 (v) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Company or its designated agent for such purpose at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

                 (vi) that Holders will be entitled to withdraw their election if the Company or its designated agent for such purpose receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

                 (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

          (c) On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer and (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered. The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Company shall promptly execute and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, however, that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

          (d) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in a manner, at the times and otherwise in compliance with the requirements set forth in this Section 7.7 and such third party purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

          7.8.   Offer to Purchase by Application of Excess Proceeds.
                 ---------------------------------------------------

          (a) In the event that, pursuant to Section 8.5 hereof, the Company shall be required to commence an offer to all Holders to purchase Notes (an "Asset Sale Offer"), it shall follow the procedures specified in this Section
-----------------
7.8. Each Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five
                                           ------------
Business Days after the termination of the Offer Period (the "Purchase Date"),
                                                              -------------
the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 8.5 hereof (the "Offer Amount") or, if less than
                                               ------------
the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

          (b) If the Purchase Date is on or after a Regular Record Date and on or before the next succeeding Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such Regular Record Date, and no additional interest shall be payable to the Holders of Notes tendered and purchased pursuant to the Asset Sale Offer.

          (c) Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to each of the Holders which shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

                 (i)   that the Asset Sale Offer is being made pursuant to this
     Section 7.8 and Section 8.5 hereof and the length of time the Asset Sale Offer shall remain open;

                 (ii)  the Offer Amount, the purchase price and the Purchase
     Date;

                 (iii) that any Note not tendered or accepted for payment shall continue to accrue interest and Special Interest, if any;

                 (iv) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest and Special Interest, if any, after the Purchase Date;

                 (v) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

                 (vi) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed to the Company at the address specified in the notice at least three Business Days before the Purchase Date;

                 (vii) that Holders shall be entitled to withdraw their election if the Company receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

                 (viii) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and


                 (ix) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

          (d) On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Holders an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 7.8. The Company shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note and deliver it to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.

          7.9.   Further Assurances.  The Company shall, upon the request of the
                 ------------------
Holders, execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the provisions of this Agreement.


                                   SECTION 8

                               NEGATIVE COVENANTS
                               ------------------

          The Company hereby covenants and agrees with each Purchaser that until the principal amount of (and premium, if any, on) all the Notes, and all interest, Special Interest and other obligations hereunder in respect thereof, shall have been paid in full:

          8.1.   Stay, Extension and Usury Laws.  The Company covenants (to the
                 ------------------------------
extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of its obligations under the Notes or this Agreement, and the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Purchasers, but shall suffer and permit the execution of every such power as though no such law has been enacted.

           8.2.  Restricted Payments.
                 -------------------

          (a) The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, (i) declare or pay any dividend or make any other payment or distribution on account of the Company's Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's Equity Interests in their capacity as such (other than dividends or distributions payable solely in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or any Wholly Owned Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company or other Affiliate of the Company (other than Equity Interests of a Subsidiary of the Company); (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes or any Subsidiary Guarantee thereof, except at final maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through
(iv) above being collectively referred to as "Restricted Payments"), unless, at
                                              -------------------
the time of and after giving effect to such Restricted Payment:

          (A) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

          (B) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 8.4(a) hereof; and

          (C) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Subsidiaries after the date of this Agreement (excluding Restricted Payments permitted by clauses (ii) and (iii), and the aggregate cash proceeds referred to in clause (iv), of the next succeeding paragraph), is less than the sum of (1) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of this Agreement to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (2) 100% of the aggregate net cash proceeds received by the Company from the issue or sale since the date of this Agreement of Equity Interests of the Company or of debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus (3) to the extent that any Restricted Investment that was made after the date of this Agreement is sold for cash or otherwise liquidated or repaid for cash, the lesser of (x) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (y) the initial amount of such Restricted Investment.

          (b) The foregoing provisions shall not prohibit any of the following if no Default or Event of Default shall have occurred and be continuing immediately after any such transaction: (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Agreement; (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); provided, however, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (C)(2) of the preceding paragraph; (iii) the defeasance, redemption or repurchase of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness or the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock); provided, however, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (C)(2) of the preceding paragraph; (iv) the payment of any distribution or dividend to Holdings to enable Holdings to (A) pay its overhead expenses, (B) make any payments it is required to make under the Management Services Agreement (or any agreement extending or replacing the Management Services Agreement which contains the same terms with respect to fees and other terms no less favorable to the Company and its Subsidiaries) or (C) repurchase, redeem or otherwise acquire or retire for value of any Equity Interests of Holdings, the Company or any Subsidiary of the Company held by any member of the Company's (or any of its Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement; provided, however, that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $1,000,000 in any twelve-month period plus the aggregate cash proceeds received by the Company or any Subsidiary during such twelve-month period from any reissu ance of Equity Interests by the Company or any Subsidiary to members of management of the Company and its Subsidiaries plus any proceeds received during such 12-month period under key man insurance policies with respect to such members of management; and provided, further, that any such aggregate cash proceeds from any such reissuance of Equity Interests shall be excluded from clause (C)(2) of the preceding paragraph and (v) payments in an aggregate amount not to exceed $3.0 million since the date of this Agreement in respect of the purchase, retirement or redemption of Existing Indebtedness for an amount less than the face amount thereof.

          (c) The amount of all Restricted Payments (other than cash) shall be the fair market value (evidenced by a resolution of the Board of Directors set forth in an officers' certificate delivered to the Trustee) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Company shall deliver to the Holders an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 8.2 were computed, which calculations may be based upon the Company's latest available financial statements.

          8.3.   Dividend and Other Payment Restrictions Affecting Subsidiaries.
                 --------------------------------------------------------------
The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a)(i) pay dividends or make any other distributions to the Company or any of its Subsidiaries (A) on its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits, or (ii) pay any indebtedness owed to the Company or any of its Subsidiaries, (b) make loans or advances to the Company or any of its Subsidiaries or (c) transfer any of its properties or assets to the Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) Existing Indebtedness as in effect on the date of this Agreement, (ii) the Credit Agreement as in effect as of the date of this Agreement, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided, however, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Credit Agreement as in effect on the date of this Agreement, (iii) this Agreement, the Notes, the Holdings Purchase Agreement and the Senior Discount Notes, (iv) applicable law, (v) by reason of customary non-assignment provisions in leases, licenses and other agreements entered into in the ordinary course of business and consistent with past practices, (vi) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (c) above on the property so acquired, (vii) Permitted Refinancing Indebtedness; provided, however, that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced, or (viii) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such instrument was created or such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Agreement to be incurred.

           8.4.  Incurrence of Indebtedness and Issuance of Preferred Stock.
                 ----------------------------------------------------------

          (a) The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with re spect to (collectively, "incur") any Indebtedness (including Acquired
                                  -----
Debt) and the Company shall not issue any Disqualified Stock and shall not permit any of its Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt), and the Guarantors may guarantee such Indebtedness, and the Company may issue shares of Disqualified Stock, if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued (in either case, the "Incurrence Date") would have been at least 2.0 to 1. The foregoing
     ---------------
ratio shall be calculated on a pro forma basis giving effect to (i) (x) the incurrence of the Indebtedness or issuance of the Disqualified Stock giving rise to such calculation, (y) any other incurrence of Indebtedness (other than revolving credit borrowings) or issuance of Disqualified Stock subsequent to the commencement of the four-quarter reference period and (z) in each such case, the application of the net proceeds therefrom as if such incurrence, issuance and application had occurred at the beginning of the four-quarter reference period and (ii) any acquisitions that have been made by the Company or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during such four-quarter reference period or subsequent thereto and prior to the Calculation Date as if they occurred on the first day of such four-quarter reference period. In addition, the Consolidated Cash Flow for any such four-quarter reference period shall be calculated (i) to include the Consolidated Cash Flow of the acquired entities (adjusted to include any expense or cost reductions for which pro forma treatment would be permitted under Article 11 of Regulation S-X promulgated under the Securities Act as of the date of this Agreement), (ii) without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and (iii) to exclude the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and to operations or businesses disposed of prior to the Calculation Date. In calculating the Fixed Charges as of any Calculation Date, the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and to operations or businesses disposed of prior to the Calculation Date shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Subsidiaries following the Calculation Date.

          (b) The foregoing provisions shall not apply to: (i) the incurrence by the Company (and Guarantees thereof by the Guarantors) of Indebtedness (A) for working capital purposes and letters of credit pursuant to the Credit Agreement (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder) in an aggregate principal amount not to exceed as of any date of incurrence the greater of (1) $25.0 million and (2) the amount of the Borrowing Base; (ii) the incurrence by the Company and its Subsidiaries of the Existing Indebtedness; (iii) the incurrence by the Company and its Subsidiaries of the Indebtedness represented by the Notes, and the Subsidiary Guarantees thereof;
(iv) the incurrence by the Company or any of its Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Subsidiary, in an aggregate principal amount not to exceed $5.0 million at any time outstanding; (v) the incurrence by the Company or any of its Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted by this Agreement to be incurred; (vi) the incurrence by the Company or any of its Subsidiaries of intercompany Indebtedness between or among the Company and any of its Wholly Owned Subsidiaries; provided, however, that
(i) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinate to the payment in full of all Obligations with respect to the Notes and (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Subsidiary and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be; (vii) the incurrence by the Company or any of its Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Agreement to be outstanding; (viii) the incurrence by the Company or any of its Subsidiaries of Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $10.0 million; (ix) the incurrence by the Company or any of its Subsidiaries of Earn-out Obligations in an aggregate amount not to exceed $5.0 million at any time outstanding; and (x) the incurrence by the Company of any term loans under the Credit Agreement not to exceed $90 million to the extent the proceeds thereof are used to repurchase Senior Notes put to it pursuant to the Change of Control Offer (as defined in the Senior Note Indenture) made as a result of the Merger.

          (c) For purposes of determining compliance with this Section 8.4, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (i) through (ix) of the immediately preceding paragraph, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this Section
8.4 and will only be required to include the amount and type of such Indebtedness in one of such clauses or pursuant to Section 8.4(a). Accrual of interest, accretion of accreted value and issuance of securities paid-in-kind shall not be deemed to be an incurrence of Indebtedness for purposes of this
Section 8.4.

          (d) Notwithstanding the foregoing, the Company shall not permit any of its Subsidiaries to Guarantee any Indebtedness of the Company that by its terms is pari passu or subordinated in right of payment to the Notes unless such Guarantee is subordinated in right of payment at least to the same extent as the Subsidiary Guarantees.

          8.5.   Asset Sales.
                 -----------

          (a) The Company shall not, and shall not permit any of its Subsidiaries to: (i) sell, lease, convey or other dispose of any assets (including, without limitation, by way of a sale and leaseback) other than sales of inventory in the ordinary course of business consistent with past practices (provided that the sale, lease, conveyance or otherwise disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole shall be governed by the provisions of Section 7.1 and/or Section 8.11 hereof and not by the provisions of this Section 8.5), or (ii) issue or sell Equity Interests of any of the Company's Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (A) that have a fair market value in excess of $1.0 million or (B) for Net Proceeds in excess of $1.0 million (each of the foregoing, an "Asset
                                                                       -----
Sale"), unless (i) the Company (or the Subsidiary, as the case may be) receives
----
consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an officers' certificate delivered to the Holders) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 80% of the consideration therefor received by the Company or such Subsidiary is in the form of cash; provided, however, that the amount of (x) any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet) of the Company or any Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee thereof) that are assumed by the transferee of any such assets pursuant to any arrangement releasing the Company or such Subsidiary from further liability and (y) any notes or other obligations received by the Company or any such Subsidiary from such transferee that are immediately converted by the Company or such Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision. Notwithstanding the foregoing, Asset Sales shall not be deemed to include (i) a transfer of assets by the Company to a Wholly Owned Subsidiary that is a Guarantor, or by a Wholly Owned Subsidiary to the Company or to another Wholly Owned Subsidiary that is a Guarantor, (ii) an issuance of Equity Interests by a Wholly Owned Subsidiary to the Company or to another Wholly Owned Subsidiary that is a Guarantor, (iii) a Restricted Payment or Permitted Investment that is permitted by the provisions of Section 8.2 hereof and (iv) any conversion of Cash Equivalents into any other form of Cash Equivalents.

          (b) Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds (a) to permanently reduce Senior Indebtedness or Indebtedness that ranks pari passu with the Notes (and to correspondingly reduce commitments with respect thereto) or (b) to the acquisition of a controlling interest in another business, the making of a capital expenditure or the acquisition of other long-term assets, in each case, in the same or a similar line of business as the Company was engaged in on the date of this Agreement. Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit Indebtedness under the Credit Agreement or otherwise invest such Net Proceeds in any manner that is not prohibited by this Agreement. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph shall be deemed to constitute "Excess Proceeds". When the aggregate amount of Excess
                      ---------------
Proceeds exceeds $5.0 million, the Company shall make an Asset Sale Offer pursuant to Section 7.8 hereof to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Special Interest, if any, thereon to the date of purchase, in accordance with the procedures set forth in Section 7.8 hereof. To the extent that the aggregate principal amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Company shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

          8.6.   Transactions with Affiliates.  The Company shall not, and shall
                 ----------------------------
not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless
                                              ---------------------
(i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person and (ii) the Company delivers to the Holders (A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an

Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of disinterested members of the Board of Directors and (B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided, however, that the following shall not be deemed to be an Affiliate Transactions: (a) the payment of Earn-out Obligations pursuant to agreements entered into at such time as the recipient of such payments was not an Affiliate of the Company or such Subsidiary, (b) any employment agreement entered into by the Company or any of its Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Subsidiary, (c) transactions between or among the Company and/or its Subsidiaries, (d) Restricted Payments and Permitted Investments that are permitted by the provisions of Section 8.2 hereof, (e) the payment of the fees, expenses and other amounts payable by the Company and its Subsidiaries in connection with the Transactions that were disclosed to, and approved by, the Required Holders in writing prior to the Closing Date, (f) the payment of reasonable and customary regular fees to, and indemnity provided on behalf of, officers, directors, and employees of the Company or any Subsidiary of the Company, (g) the payment of fees and other amounts payable by the Company and its Subsidiaries under the Management Services Agreement (or any agreement extending or replacing the Management Services Agreement which contains the same terms with respect to fees and other terms no less favorable to the Company and its Subsidiaries), (h) payments, advances or loans to officers and employees that are reasonable and customary and approved by a majority of the disinterested members of the Board in good faith and (i) the performance of any of the Financing Documents as in effect as of the date of this Agreement or any transaction contemplated thereby (including pursuant to any amendment thereto so long as any such amendment is not disadvantageous to the Holders of the Notes in any material respect). Notwithstanding anything in this Agreement to the contrary, neither the Company nor any of its Subsidiaries shall pay any fees to Leonard Green & Partners, L.P. or any of its Affiliates other than fees provided for in, and paid in accordance with, Section 2 of the Management Services Agreement (or the corresponding provisions of any agreement extending or replacing the Management Services Agreement which contains the same terms with respect to fees and other terms no less favorable to the Company and its Subsidiaries).

          8.7.   Limitation on Ranking of Certain Indebtedness.  The Company
                 ---------------------------------------------
shall not incur any Indebtedness which by its terms is both (i) subordinate in right of payment to any Senior Indebtedness and (ii) senior in right of payment to the

Notes (it being understood that Indebtedness shall not be deemed subordinate in right of payment to other Indebtedness solely by reason of such other Indebtedness having the benefit of a security interest in property of the Company).

          8.8.   Limitation on Liens Securing Company Subordinated Indebtedness.
                 --------------------------------------------------------------
The Company may not, and may not permit any Subsidiary of the Company, to incur or suffer to exist any Lien on or with respect to any property or assets now owned or hereafter acquired to secure any Indebtedness of the Company that is expressly by its terms subordinate or junior in right of payment to any other Indebtedness of the Company without making, or causing such Subsidiary to make, effective provision for securing the Notes (a) equally and ratably with such Indebtedness as to such property or assets for so long as such Indebtedness will be so secured or (b) in the event such Indebtedness is subordinate in right of payment to the Notes, prior to such Indebtedness as to such property or assets for so long as such Indebtedness will be so secured.

          8.9.   Limitation on Issuances and Sales of Capital Stock of
                 -----------------------------------------------------
Subsidiaries.  The Company (a) shall not, and shall not permit any Subsidiary of
------------
the Company to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Subsidiary of the Company), unless (i) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Subsidiary and (ii) the Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the provisions of Section
8.5 hereof; provided, however, that this clause (a) shall not apply to any pledge of Capital Stock of any Subsidiary of the Company securing Indebtedness under the Credit Agreement, and (b) shall not permit any Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Subsidiary of the Company.

          8.10.  Payments for Consents.  Neither the Company nor any of its
                 ---------------------
Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes in consideration for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Agreement or the Notes unless such consideration is concurrently offered to be paid or is concurrently paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

          8.11.  Merger, Consolidation, or Sale of Assets. The Company shall not
                 ----------------------------------------
consolidate or merge with or into (whether or not the Company is the surviving corporation), or directly and/or indirectly through its Subsidiaries sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties and assets of the Company and its Subsidiaries taken as a whole in one or more related transactions, to any other Person unless (a) (i) the Company is the surviving corporation or (ii) the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (the entity or Person described in this clause (ii), the "Successor Company") is a corporation organized or existing under the laws of
------------------
the United States, any state thereof or the District of Columbia; (b) the Successor Company assumes all the obligations of the Company under the Notes and this Agreement pursuant an amendment or supplement to this Agreement and each other instrument, document or agreement entered into by the Company in connection therewith, in each case in a form reasonably satisfactory to the Required Holders; (c) immediately after such transaction no Default or Event of Default exists; and (d) the Company or the Successor Company (i) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (ii) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 8.4(a) hereof.

          8.12.  Successor Company Substituted. Upon any consolidation of the
                 -----------------------------
Company with, or merger of the Company into, any other Person or any transfer, conveyance, sale, lease or other disposition of all or substantially all of the properties and assets of the Company and its Subsidiaries taken as a whole in one or more related transactions in accordance with Section 8.11, the Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement and the Notes with the same effect as if such Successor Company had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Company shall be relieved of all obligations and covenants under this Agreement and the Notes.

          8.13.  Additional Subsidiary Guarantees. If the Company or any of its
                 --------------------------------
Subsidiaries shall acquire or create another domestic Subsidiary after the date of this Agreement, then such newly acquired or created Subsidiary shall (A) execute and deliver to the Holders a Subsidiary Guarantee of the Notes in the form of Exhibit C hereto and a supplemental agreement substantially in the form
        ---------
of Exhibit D hereto pursuant to which such Subsidiary shall unconditionally
   ---------
guarantee all of the Company's obligations under the Notes on the terms set forth in such supplemental agreement; provided, however, that the foregoing provision shall not apply to any Subsidiary to the extent that (i) in the opinion of counsel to the Company, such Subsidiary is unable to execute a Subsidiary Guarantee by reason of any legal or regulatory prohibition or restriction and (ii) such Subsidiary is not, directly or indirectly, an obligor under the Credit Agreement or any other bank facility.


                                   SECTION 9

                    PROVISIONS RELATING TO RESALES OF NOTES
                    ---------------------------------------

          9.1.   Private Offerings.  The Company and the Purchasers agree that
                 -----------------
the following provisions will apply to any Private Offerings:

          (a)    Offers and Sales only to Institutional Accredited Investors or
                 --------------------------------------------------------------
Qualified Institutional Buyers. Offers and sales of the Notes will be made only
------------------------------
by the Purchasers or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale shall only be made (i) to persons whom the offeror or seller reasonably believes to be Qualified Institutional Buyers, (ii) to a limited number of other institutional accredited investors (as such term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D) that the offeror or seller reasonably believes to be and, with respect to sales and deliveries, that are Accredited Investors ("Institutional
                                                                 -------------
Accredited Investors") or (iii) non-U.S. persons outside the United States to
--------------------
whom the offeror or seller reasonably believes offers and sales of the Notes may be made in reliance upon Regulation S under the Securities Act.

          (b)    No General Solicitation.  The Notes will be offered by
                 -----------------------
approaching prospective Subsequent Purchasers on an individual basis. No general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities Act) will be used in the United States and no directed selling efforts (as defined in Regulation S) will be made outside the United States in connection with the offering of the Notes.

          (c)    Purchases by Non-Bank Fiduciaries.  In the case of a non-bank
                 ---------------------------------
Subsequent Purchaser of a Note acting as a fiduciary for one or more third parties, in connection with an offer and sale to such purchaser pursuant to
Section 9.1, each third party shall, in the judgment of the applicable Purchaser, be an Institutional Accredited Investor or a Qualified Institutional Buyer or a non-U.S. person outside the United States.

          (d)    Restrictions on Transfer.  Upon original issuance by the
                 ------------------------
Company, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes (and all securities issued in exchange therefor or in substitution thereof, other than the Exchange Notes) shall bear such legend as is required under Section 10.4 of this Agreement or, if applicable, the corresponding section of the Indenture.

          (e)    No Future Liability.  Following the sale of the Notes by the
                 -------------------
Purchasers to Subsequent Purchasers pursuant to the terms hereof, the Purchasers shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Note previously sold by the Purchaser in compliance with this
Section 9.1.

           9.2.  Offering Memorandum.
                 -------------------

          (a) At the request of the Required Holders at any time after one year from the Closing Date, in order to facilitate the consummation of a Private Offering or any resales by the Purchasers of the Exchange Notes following the completion of the Exchange Offer, the Company will prepare and deliver to each Purchaser copies of an Offering Memorandum describing the terms of the Notes or Exchange Notes proposed to be sold and of the Offering contemplated by such resales and containing such other information customarily included in offering memoranda for similar transactions. The Offering Memorandum for any Offering will not, as of its date and as of the closing of such Offering, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with information furnished to the Company in writing by any Purchaser expressly for use in the Offering Memorandum. Without limiting the foregoing, the Offering Memorandum for any Offering will contain all the information specified in, and meeting the requirements of, subsection
(d)(4) of Rule 144A and all other applicable regulations. The Company will not distribute any offering material in connection with any offering and sale of the Notes or Exchange Notes other than the Offering Memorandum or any other offering material required or permitted to be distributed by the Commission.

          (b) Prior to distributing, amending or supplementing the Offering Memorandum (including any amendment or supplement effected through incorporation by reference of any report under the Exchange Act) in connection with any Offering, the Company shall furnish to the Purchasers for review a copy of each such proposed Offering Memorandum, or amendment or supplement thereto, and the Company shall not distribute, use or file the Offering Memorandum or any such proposed amendment or supplement to which any Purchaser selling Notes or Exchange Notes pursuant to such Offering Memorandum (each, a "Selling
                                                              -------
Purchaser") may object.

          (c) The Offering Memorandum for any Offering as delivered from time to time shall contain all information that is required to be included in such Offering Memorandum by the Commission and that is customarily included in offering materials of such type.

          9.3.   Amendments and Supplements to the Offering Memorandum. If,
                 -----------------------------------------------------
prior to the completion of the sale of the Notes or Exchange Notes by the Purchasers to the Subsequent Purchasers (as evidenced by a notice in writing from the Purchasers to the Company) in any Offering, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the related Offering Memorandum in order to make the statements therein not contain a misstatement of a material fact or an omission of a material fact required to make the statements therein, in the light of the circumstances when the Offering Memorandum is delivered to a Selling Purchaser or a Subsequent Purchaser and at the closing of the sales of the Notes or Exchange Notes covered thereby, not misleading or if, in the opinion of the Selling Purchasers or counsel for the Selling Purchasers, it is otherwise necessary to amend or supplement the Offering Memorandum to comply with Applicable Law, then the Company agrees to promptly prepare (subject to Section 9.2 hereof), and furnish at its own expense to the Selling Purchasers, amendments or supplements to the Offering Memorandum so that the statements in the Offering Memorandum as so amended or supplemented will not contain a misstatement of a material fact or an omission of a material fact required to make the statements therein, in the light of the circumstances when the Offering Memorandum is delivered to a Selling Purchaser or a Subsequent Purchaser and at the closing of the sales of such Notes or Exchange Notes, not be misleading or so that the Offering Memorandum, as amended or supplemented, will comply with Applicable Law.

          Following the consummation of the Exchange Offer or the effectiveness of an applicable shelf registration statement with respect to the Securities and during the period that the registration statement relating to the Exchange Offer and/or the shelf registration statement is required to remain effective pursuant to Section 2(a) and/or 2(b), as applicable, of the Exchange and Registration Rights Agreement if, in the judgment of any Purchaser, such Purchaser is required to deliver a prospectus in connection with sales of such securities, the Company agrees (A) to periodically amend the applicable registration statement so that the information contained therein complies with the requirements of Section 10(a) of the Securities Act, (B) to amend the applicable registration statement or amend or supplement the related prospectus or the documents incorporated therein when necessary to reflect any material changes in the information provided therein so that the registration statement and the prospectus will not contain any untrue statement of a material fact or omit to state any material fact required to be included or necessary in order to make the statements therein, in the light of the circumstances existing as of the date the prospectus is so delivered, not misleading and (C) to provide such Purchaser with copies of each amendment or supplement filed and such other documents as such Purchaser may reasonably request.

          The Company hereby expressly acknowledges the indemnification and contribution provisions of Sections 15.2 and 15.3 hereof are specifically applicable and relate to each Offering Memorandum and registration statement prepared pursuant to Section 9.2 and this Section 9.3.

          9.4.   Copies of the Offering Memorandum.  The Company agrees to
                 ---------------------------------
furnish to the Selling Purchasers, without charge, as many copies of the Offering Memorandum in connection with any Offering and any amendments and supplements thereto as they may reasonably request.

          9.5.   Blue Sky Compliance.  In connection with any public or private
                 -------------------
distribution of the Notes or Exchange Notes, the Company shall cooperate with the Selling Purchasers and counsel for the Selling Purchasers to qualify or register the Notes or Exchange Notes, as applicable, for sale under (or to obtain exemptions from the application of) the Blue Sky or state securities laws of those jurisdictions designated by the Selling Purchasers, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Notes or Exchange Notes, as applicable. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not then qualified or to taxation as a foreign corporation. The Company will advise the Selling Purchasers promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Notes or Exchange Notes for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall, with the cooperation of the Selling Purchasers, use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

          9.6.   Ratings of the Notes.  In connection with any Offering of (i)
                 --------------------
the Notes pursuant to the Demand Registration Statement or the Shelf Registration Statement, (ii) the Notes pursuant to any Offering pursuant to Rule 144A in which a rating is customarily obtained or (iii) the Exchange Notes, the Company shall, at the Company's expense, if so requested by the Purchasers, take all reasonable action necessary to enable Standard & Poor's Ratings Services, Inc. and Moody's Investors Service, Inc. to provide their respective credit ratings of the Notes or the Exchange Notes.

          9.7  The Depositary.  The Company will cooperate with the Purchasers
               --------------
and use its best efforts to permit the Notes or Exchange Notes, when issued, to be eligible for clearance and settlement through the facilities of the Depositary.

          9.8.   Additional Company Information.  For the benefit of holders and
                 ------------------------------
beneficial owners from time to time of Notes or Exchange Notes, the Company shall, upon the request of any such holder, furnish, at its expense, to holders and beneficial owners of Notes or Exchange Notes and prospective purchasers of such securities information ("Additional Company Information") satisfying the
                              ------------------------------
requirements of subsection (d)(4) of Rule 144A.

          9.9.   Agreement Not to Offer or Sell Additional Securities.  During
                 ----------------------------------------------------
the period of 90 days following the later of (a) the date of the Offering Memorandum in connection with any Offering pursuant to the Exchange Offer Registration Statement, Demand Registration Statement, Shelf Registration Statement or any Offering of Notes for an aggregate purchase price of at least $25,000,000 pursuant to Rule 144A in which the application of this Section 9.9 is necessary in the judgment of a sales agent and (b) the date of the consummation of such Offering, the Company will not, without the prior written consent of the Selling Purchasers (which consent may be withheld at the sole discretion of the Selling Purchasers), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company or securities exchangeable for or convertible into debt securities of the Company (other than as contemplated by this Agreement and other than to register the Exchange Notes).

          9.10.  Exchange and Registration Rights Agreement.  The Company shall
                 ------------------------------------------
comply with all provisions and obligations of the Exchange and Registration Rights Agreement and shall comply with all applicable federal and state securities laws in connection therewith.

          9.11.  No Integration.  The Company agrees that it will not and (to
                 --------------
the extent within its control) it will cause its Affiliates not to make any offer or sale of securities of any class of the Company if, as a result of the doctrine of "integration" referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (a) the sale of the Notes by the Company to the Purchasers, (b) the resale of Notes or Exchange Notes by the Purchasers to Subsequent Purchasers or (c) the resale of Notes or Exchange Notes by such Subsequent Purchasers to others) any applicable exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof or by Rule 144A or Regulation S thereunder or otherwise.

          9.12.  Restriction on Repurchases.  Until the expiration of two years
                 --------------------------
after the original issuance of the Notes, the Company will not, and will cause its Affiliates not to, purchase or agree to purchase or otherwise acquire any Notes or Exchange Notes which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the Securities Act), whether as beneficial owner or otherwise unless, immediately upon any such purchase, the Company or any Affiliate shall cause such Notes or Exchange Notes to be canceled or shall not resell such Notes until the expiration of such period.

          9.13.  DTC Agreement.  The Company will, promptly following the
                 -------------
request of and with the cooperation of the Required Holders, use its best efforts to cause the Notes or Exchange Notes to be registered in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the "Depositary") pursuant to an agreement among the Company and the Depositary in
 ----------
the form then required by the Depositary.

          9.14.  PORTAL.  The Company will, promptly following the request of
                 ------
and with the cooperation of the holders of a majority of the aggregate principal amount of the Notes and Exchange Notes, use its best efforts to cause the Notes and Exchange Notes to be eligible for the National Association of Securities Dealers, Inc. PORTAL market (the "PORTAL Market").
                                  -------------

          9.15.  Form D.  The Company will file with the Commission, not later
                 ------
than 15 days after each Closing Date, five copies of a notice on Form D under the Securities Act (one of which will be manually signed by a person duly authorized by the Company) with respect to the Notes, will otherwise comply with the requirements of Rule 503 under the Securities Act, and will furnish promptly to the Purchasers evidence of each such required timely filing (including a copy thereof).

           9.16.  Syndication.
                  -----------

          (a) At any time after one year from the Initial Closing Date, the Company will, if reasonably requested by the Required Holders, assist the Purchasers in completing any private or, at any time following the earlier to occur of an IPO and the first anniversary of the Closing Date, public resale by the Purchasers of the Notes or Exchange Notes or any portion thereof (including any such resales of the Notes pursuant to any Offering and any resales of the Exchange Notes following the completion of the Exchange Offer) in accordance with the Purchasers' intended method of distribution. Such assistance may, in each case, include the following:

                 (i) the Company's using commercially reasonable efforts to ensure that the distribution efforts benefit materially from the Company's existing lending relationships;

                 (ii) direct contact between the Company's senior management and advisors and prospective purchasers;

                 (iii) responding to reasonable inquiries of, and providing answers to, each prospective purchaser who so requests concerning the Company and its Subsidiaries (to the extent such information is available or can be acquired and made available to prospective purchasers without unreasonable effort or expense and to the extent the provision thereof is not prohibited by Applicable Law or applicable confidentiality restrictions) and the terms and conditions of the applicable distribution;

                 (iv) if requested by the Required Holders in connection with any Offering, (A) preparing an Offering Memorandum to the extent required by Sections 9.2 and 9.3 and other materials to be used in connection with the distribution (including assistance in completion of the Purchasers', any sales or placement agent's, if any, or in the case of an underwritten offering, the lead managers' and co-managers' reasonable due diligence review of the Company and its Subsidiaries as an aid to such preparation) and (B) complying with the procedures set forth in Section 6(d) of the Exchange and Registration Rights Agreement (other than registration under the Securities Act of the Notes or Exchange Notes being distributed) that would be applicable to such Offering if such Offering were being made pursuant to a Shelf Registration Statement;

                 (v) hosting of one or more meetings of prospective purchasers; and

                 (vi) promptly preparing and providing to the Purchasers (or any sales or placement agent therefor and any underwriter thereof) all information with respect to the Company, including projections, as the Purchasers (or any sales or placement agent therefor and any underwriter thereof) may reasonably request. Any such projections that will so be made available to the Purchasers (or each placement or sales agent, if any, therefor and each underwriter, if any, thereof) by the Company or any of its representatives will be prepared in good faith based upon reasonable assumptions; provided, however, that in no event shall the Company be required to give any representations or warranties with respect to such projections.

          (b) The Company will allow the Required Holders (or any sales or placement agent therefor or, in the case of an underwritten offering, the lead manager and co-managers thereof, in each case, as may be selected by the Purchasers and is reasonably acceptable to the Company), in consultation with the Company, to manage all aspects of the distribution, including decisions as to the selection of institutions to be approached and when they will be approached, when their commitment will be accepted, which institutions will participate, the allocations of the commitments among the prospective purchasers and the amount and distribution of fees among the prospective purchasers.

          9.17.  Exchange Right.  Upon the request of the Required Holders at
                 --------------
any time or from time to time, the Company will (a) exchange all or any portion (pro rata among all the Holders) of the outstanding Notes for any other evidences of indebtedness or debt securities of the Company ("Replacement
                                                              -----------
Notes") in the same aggregate principal amount as the then principal amount of
-----
the Notes being exchanged and (b) enter into any such agreements, whether in the form of an amendment hereto or to any other Financing Document, an indenture, a note purchase agreement or otherwise (the "New Documents") as the Purchaser
                                           -------------
shall deem necessary or desirable in connection with a resale of the Notes, whether as a private placement, registered public offering or otherwise. The Replacement Notes will have identical terms as the Notes for which they are exchanged except for any changes to the relative ranking, interest rate or yield for such Replacement Notes which shall be approved by all the Holders; provided, however, that the aggregate principal amount of all Notes and Replacement Notes outstanding and the aggregate cash interest and premium expense to the Company of all Notes and Replacement Notes outstanding after giving effect to any such exchange shall not exceed such principal amount or cash interest and premium expense of the Notes and any Replacement Notes outstanding immediately before such exchange. Each Replacement Note shall be subject to the requirements of Sections 10.6 and 10.7 hereof or, if applicable, the corresponding section of the Indenture. Notwithstanding the foregoing, the New Documents will (a) contain such additional terms and provisions as are customarily contained in such documents governing the issuance of debt, including provisions governing the rights of indenture trustees and/or administrative agents and bank set-off and sharing provisions, as applicable, and such other additional terms and provisions as are reasonably requested by the Purchasers in order to effectuate the resale of the Replacement Notes and
(b) be in such form and will contain such terms and provisions as are necessary to comply with all Applicable Laws, including in the case of an indenture the TIA. All Notes and Replacement Notes will vote together as one series on all matters requiring the vote of the Notes or Replacement Notes except for matters affecting one series of Notes or Replacement Notes and not affecting another series of Notes or Replacement Notes. Unless the context otherwise requires, all references to the Notes herein includes the Replacement Notes and all references to the Purchasers herein includes any trustee for any indenture pursuant to which the Replacement Notes are issued.


                                  SECTION 10

                                  THE NOTES
                                  ---------

          10.1.  Form and Execution.  The Notes shall be in the form of
                 ------------------
Exhibit A hereto. The Notes shall be executed on behalf of the Company by its
---------
President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Notes may be manual or facsimile.

          Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

          10.2.  Terms of the Notes.  The terms of the Notes shall be as set
                 ------------------
forth in Exhibit A.  Without limiting the foregoing:
         ---------

          (a)    Stated Maturity.  The Stated Maturity of the Notes shall be
                 ---------------
December 31, 2006.

          (b)    Interest.  The Notes will bear interest and Special Interest,
                 --------
if any, on their principal amount and overdue interest and Special Interest as provided in Exhibit A.
            ---------

          10.3.  Denominations.  The Notes shall be issuable only in registered
                 -------------
form without coupons and only in denominations of U.S. $1,000 and any integral multiple thereof.

          10.4.  Form of Legend for the Notes.  Unless otherwise permitted by
                 ----------------------------
Section 10.7, every Note issued and delivered hereunder shall bear a legend in substantially the following form:

THE SECURITY REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS. SUCH SHARES MAY BE OFFERED, SOLD OR TRANSFERRED ONLY IN COMPLIANCE WITH THE REQUIREMENTS OF SUCH ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS AND SUBJECT TO THE PROVISIONS OF THE PURCHASE AGREEMENT, DATED AS OF DECEMBER 18, 1998, BETWEEN DOLLAR FINANCIAL GROUP, INC., GS MEZZANINE PARTNERS, L.P., GS MEZZANINE PARTNERS OFFSHORE, L.P., STONE STREET FUND 1998, L.P., BRIDGE STREET FUND 1998, L.P., ARES LEVERAGED INVESTMENT FUND L.P., AND ARES LEVERAGED INVESTMENT FUND II, L.P. A COPY OF SUCH PURCHASE AGREEMENT IS AVAILABLE AT THE OFFICES OF THE COMPANY.

          10.5.  Payments and Computations.  All payments of interest on the
                 -------------------------
Notes shall be paid to the persons in whose names such Notes are registered on the Security Register at the close of business on the date fifteen days prior to the related Interest Payment Date(the "Regular Record Date") and all
                                          -------------------
payments of principal on the Notes shall be paid to the persons in whose names such Notes are registered on the applicable Redemption Date or at Maturity, as applicable. Principal on any Note shall be payable only against surrender therefor, while payments of interest on Notes shall be made, in accordance with this Agreement and subject to applicable laws and regulations, by check mailed on or before the due date for such payment to the person entitled thereto at such person's address appearing on the Security Register (or, in the case of a Holder holding not less than $1,000,000 aggregate principal amount of Notes, by wire transfer to such account as such Holder shall designate by written instructions received by the Company no less than 15 days prior to any applicable Interest Payment Date, which wire instruction shall continue in effect until such time as the Holder otherwise notifies the Company or such Holder no longer is the registered owner of such Note or Notes).

          Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          10.6.  Registration, Registration of Transfer and Exchange.
                 ---------------------------------------------------

          (a)    Security Register.  The Company shall maintain a register (the
                 -----------------
"Security Register") for the registration or transfer of the Notes.  The name
------------------
and address of the Holder of each Note, records of any transfers of the Notes and the name and address of any transferee of a Note shall be entered in the Security Register and the Company shall, promptly upon receipt thereof, update the Security Register to reflect all information received from a Holder. There shall be no more than one Holder for each Note, including all beneficial interests therein.

          (b)    Registration of Transfer.  Upon surrender for registration of
                 ------------------------
transfer of any Note at the office or agency of the Company, the Company shall execute and deliver, in the name of the designated transferee or transferees, one or more new Notes, of any authorized denominations and like aggregate principal amount.

          (c)    Exchange.  At the option of the Holder, Notes may be exchanged
                 --------
for other Notes, of any authorized denominations and of like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute and deliver the Notes which the Holder making the exchange is entitled to receive.

          (d)    Effect of Registration of Transfer or Exchange.  All Notes
                 ----------------------------------------------
issued upon any registration of transfer of exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Agreement, as the Notes surrendered upon such registration of transfer or exchange.

          (e)    Requirements; Charges.  Every Note presented or surrendered for
                 ---------------------
registration of transfer or for exchange shall (if so required by the Company) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company duly executed, by the Holder thereof or his attorney duly authorized in writing. No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 8.11 not involving any transfer.

          (f)    Certain Limitations.  If the Notes are to be redeemed in part,
                 -------------------
the Company shall not be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of any such Notes selected for redemption under Section 12.2 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          10.7.  Transfer Restrictions.
                 ---------------------

          (a) No Note may be sold, transferred or otherwise disposed of (any such sale, transfer or other disposition is herein referred to as a "sale"),
                                                                     ----
except in compliance with this Section 10.7.

          (b) A Holder may sell Notes to a transferee that is an Accredited Investor or a Qualified Institutional Buyer; provided, however, that each of the following conditions is satisfied:

                 (i) such Holder or transferee represents that it is acquiring the Note or Notes for its own account and that it is not acquiring such Note or Notes with a view to, or for offer or sale in connection with, any distribution thereof (within the meaning of the Securities Act) that would be in violation of the securities laws of the United States or any state thereof, but subject, nevertheless, to the disposition of its property being at all times within its control; and

                 (ii) such transferee agrees to be bound by the provisions of this Section 10.7 with respect to any resale of the Notes.

          (c) A Holder may sell its Notes to a transferee in accordance with Regulation S under the Securities Act; provided, however, that each of the following conditions is satisfied:

                 (i) if such Holder would be deemed to be the Company, a distributor or any of their respective affiliates or any person acting on behalf of any of the foregoing for purposes of Regulation S under the Securities Act:

               (A) the Company is a "reporting issuer" as such term is defined in Rule 902(l) under the Securities Act;

                 (B) any distributor (as defined in Rule 902(c) under the Securities Act) involved in a sale of Notes has agreed in writing that all offers and sales of Notes shall be made only in accordance with the provisions of Rule 903 or Rule 904 under the Securities Act;

                 (C) all offering materials and documents (other than press releases) used in connection with offers and sales of the Notes shall conform to the requirements of Rule 902(h)(2) under the Securities Act; and

                 (D) each distributor (as defined in (2) above) selling Notes to a distributor, dealer (as defined in Section 2(12) of the Securities Act), or a person receiving a selling concession, fee or other remuneration in respect of the Notes sold sends a confirmation or other notice to the purchaser stating that the purchaser is subject to the same restrictions on offers and sales that apply to a distributor prescribed by Regulation S under the Securities Act.

                 (ii) if such exercise and/or sale by a Holder is not governed by (i) above:

                 (A) the offer of Notes is not made to a person in the United States;

                 (B)   either:

                       (1) at the time the buy order is originated, the transferee is outside the United States or the Holder and any person acting on its behalf reasonably believes that the transferee is outside the United States, or

                       (2) the transaction is executed in, on or through the facilities of a designated offshore securities market and neither the Holder nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

                 (C) no directed selling efforts are made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S under the Securities Act, as applicable; and

                 (D) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

          (d) In the event of a proposed exercise or sale that does not qualify under either Section 10.7(b) or 10.7(c) above, a Holder may sell its Notes only if:

                 (i) such Holder gives written notice to the Company of its intention to exercise or effect such sale, which notice (A) shall describe the manner and circumstances of the proposed transaction in reasonable detail and (B) shall designate the counsel for such Holder, which counsel shall be reasonably satisfactory to the Company;

                 (ii) counsel for the Holder shall render an opinion, to the effect that such proposed sale may be effected without registration under the Securities Act or under applicable Blue Sky laws; and

                 (iii) such Holder or transferee complies with Sections 10.7(b)(i) and 10.7(b)(ii).

          10.8.  Mutilated, Destroyed, Lost and Stolen Notes.  If any mutilated
                 -------------------------------------------
Note is surrendered to the Company, the Company shall executed and deliver in exchange therefor a new Notes of the same principal amount and bearing a number not contemporaneously outstanding.

          If there shall be delivered to the Company (a) evidence to its satisfaction of the destruction, loss or theft of any Note and (b) such security or indemnity as may be required by then to save each of it and any agent harmless, then, in the absence of notice that such Note has been acquired by a bona fide purchaser, the Company shall execute and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of a like principal amount and bearing a number not contemporaneously outstanding.

          In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

          Upon the issuance of any new Note this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.

          Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Notes duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

          10.9.  Persons Deemed Owners.  Prior to due presentment of a Note for
                 ---------------------
registration of transfer, the Company and any agent of the Company may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue and neither the Company nor any agent of the Company shall be affected by notice to the contrary.

          10.10. Cancellation.  All Notes surrendered for payment, redemption,
                 ------------
registration of transfer or exchange shall, if surrendered to any Person other than the Company, be delivered to the Company and shall be promptly canceled by it. The Company shall cancel any Notes previously issued and delivered hereunder which the Company may have reacquired.

          10.11. Home Office Payment.  So long as any Purchaser or its nominee
                 -------------------
shall be the holder of any Note, and notwithstanding anything contained in this Agreement or such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, premium, if any, and interest by such method and at such address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation reasonably promptly after any such request, to the Company at its principal executive office. Prior to any sale or other disposition of any Note held by such Purchaser or its nominee such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 10.6. The Company will afford the benefits of this Section 10.11 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by such Purchaser under this Agreement and that has made the same agreement relating to such Note as such Purchaser made in this Section 10.11.


                                   SECTION 11

                               EVENTS OF DEFAULT
                               -----------------

          11.1.  Events of Default.  An Event of Default shall exist upon the
                 -----------------
occurrence of any of the following specified events (each an "Event of
                                                              --------
Default"):

          (a) the Company defaults in the payment when due of interest or Special Interest, if any, on the Notes and such default continues for a period of 30 days;

          (b) the Company defaults in the payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at its Maturity;

          (c)    the Company fails to comply with any of the provisions of
Section 7.7, 7.9 or 8.2 through 8.11, inclusive, hereof or Section 7.8 of the Holdings Purchase Agreement, or the Merger is not consummated by the Closing Date;

          (d) the Company fails to observe or perform any other covenant or other agreement in this Agreement or the Notes and such failure continues for a period of 60 days after the Company has received a notice of such failure from any Holder, which notice must specify the failure, demand that it be remedied and state that the notice is a "Notice of Default";

          (e) any representation, warranty, certification or statement made or deemed to have been made by or on behalf of Holdings, the Company or any Subsidiary of Holdings or by any officer of Holdings, the Company or any Subsidiary of Holdings in respect of any Transaction Document or in any statement or certificate at any time given by or on behalf of Holdings, the Company or any Subsidiary of Holdings or by any officer of Holdings, the Company or any Subsidiary of Holdings in writing pursuant hereto or in connection herewith or therewith shall be false in any material respect on the date as of which made;

          (f) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or payment of which is Guaranteed by the Company or any of its Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of this Agreement, which default (i) constitutes a failure to pay any portion of the principal of or premium, if any, or interest on such Indebtedness when due and payable after the expiration of any applicable grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (ii) shall
                                             ---------------
have resulted in such Indebtedness being accelerated or otherwise becoming or being declared due and payable prior to its stated maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

          (g) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Subsidiaries and such judgment or judgments remain unpaid and undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such undischarged judgments exceeds $5.0 million;

          (h) the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

                 (i)   commences a voluntary case or proceeding,

                 (ii) consents to the entry of a decree or order for relief against it in an involuntary case or proceeding or to the commencement of any case or proceeding against it,

                 (iii) consents to the filing of a petition or to the appointment of or taking possession by a Custodian of it or for all or any substantial part of its property,

                 (iv) makes or consents to the making of a general assignment for the benefit of its creditors,

                 (v) generally is not paying, or admits in writing that it is not able to pay, its debts as they become due, or

                 (vi) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                 (A) is for relief against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, in an involuntary case or proceeding;

                 (B) appoints a Custodian of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, or for all or any substantial part of the property of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, or approves as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of any of the foregoing; or

                 (C) orders the winding up or liquidation of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, or adjudges any of them a bankrupt or insolvent;

     and any such order or decree remains unstayed and in effect for 60 consecutive days.

          The term "Custodian" means any custodian, receiver, trustee, assignee,
                    ---------
liquidator, sequestrator or similar official under any Bankruptcy Law.

          11.2.  Remedies.  If an Event of Default (other than an Event of
                 --------
Default specified in Section 11.1(h)) occurs and is continuing, then and in every such case the Holders of (i) more than 50% in principal amount of the Notes at the time outstanding until the earlier of (x) the Exchange Offer having been consummated by the Company or (y) a registration statement permitting the resales of the Notes having been declared effective by the Commission, and (ii) thereafter, 25% or more in principal amount of the then outstanding Notes may declare the principal amount of all the Notes to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration such principal amount and any accrued interest and Special Interest, if any, shall become immediately due and payable. For the avoidance of doubt, if any Payment Default or acceleration that constitutes an Event of Default under
Section 11.1(f) shall have occurred and prior to any acceleration under this
Section 11.2 such Payment Default shall have been cured or waived or such acceleration shall have been rescinded, then from and after such cure, waiver or rescission, such Event of Default shall no longer be deemed to be continuing. If an Event of Default specified in Section 11.1(h) occurs and is continuing, the principal amount of and any accrued interest and Special Interest, if any, on the outstanding Notes shall automatically, and without any declaration or other action on the part of any Holder, become immediately due and payable.

          At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained, the Holders of a majority in principal amount of the outstanding Notes, by written notice to the Company, may rescind and annul such declaration and its consequences if:

          (a)    the Company has paid a sum sufficient to pay

                 (i)   all overdue interest and Special Interest on all Notes;

                 (ii) the principal of (and premium, if any, on) any Notes which have become due otherwise than by such declaration of acceleration (including any Notes required to have been purchased pursuant to an offer to purchase that the Company is required to make hereunder) and any interest and Special Interest thereon at the rate borne by the Notes; and

                 (iii) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue Special Interest at the rate provided therefor in the Notes;

and

          (b) all Events of Default, other than the nonpayment of the principal amount of Notes and interest and Special Interest thereon which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 11.3.

          11.3.  Waiver of Past Defaults.  The Required Holders may on behalf of
                 -----------------------
the Holders of all the Notes waive any past default hereunder and its consequences, except a default:

          (a) in the payment of the principal (or premium, if any) or interest or Special Interest on any Note (including any Note which is required to have been purchased pursuant to an offer to purchase that the Company is required to make hereunder), or

          (b)    in respect of a covenant or provision hereof which under
Section 16.4 cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

          Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Agreement; provided, however, no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.


                                   SECTION 12

                                   REDEMPTION
                                   ----------

          12.1.  Right of Redemption. The Notes may be redeemed at the election
                 -------------------
of the Company at such times, in such amounts and at the Redemption Prices (together with any applicable accrued interest and any Special Interest to the Redemption Date) specified in the form of Note attached as Exhibit A hereto.
                                                           ---------

          12.2.  Partial Redemptions. In case the Company elects to redeem less
                 -------------------
than all of the Notes, the Company shall redeem the Notes pro rata from each Holder. For all purposes of this Agreement, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

          12.3.  Notice of Redemption.  Notice of redemption shall be given by
                 --------------------
first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed, at his address appearing in the Security Register.

          All notices of redemption shall state:

          (a)    the Redemption Date,

          (b)    the Redemption Price,

          (c) if less than all the Outstanding Notes are to be redeemed, the portion of each Note to be redeemed,

          (d) that on the Redemption Date the Redemption Price will become due and payable upon each such Note to be redeemed and that interest and any Special Interest thereon will cease to accrue on and after said date, and

          (e) the place or places where such Notes are to be surrendered for payment of the Redemption Price.

          Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company and at the expense of the Company.

          12.4.  Deposit of Redemption Price. Prior to any Redemption Date, the
                 ---------------------------
Company shall segregate and hold in trust an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) any applicable accrued interest and Special Interest on, all the Notes which are to be redeemed on that date.

          12.5.  Notes Payable on Redemption Date. If notice of redemption shall
                 --------------------------------
have been given as provided above, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and any applicable accrued interest and Special Interest) such Notes shall not bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with any applicable accrued interest and Special Interest to the Redemption Date; provided, however, that instalments of interest or Special Interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of this Agreement.

          If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate provided by the Note.

          12.6.  Notes Redeemed in Part. Any Note which is to be redeemed only
                 ----------------------
in part shall be surrendered at the principal offices of the Company (with, if the Company so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.


                                   SECTION 13

                             SUBORDINATION OF NOTES
                             ----------------------

          13.1.  Notes Subordinate to Senior Indebtedness. The Company covenants
                 ----------------------------------------
and agrees, and each Holder of a Note, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Section 13, the payment of the principal of (and premium, if any) and interest and any Special Interest on each and all of the Notes are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Company. The provisions of this
Section 13 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by a holder of Senior Indebtedness upon any Proceeding or otherwise, all as though such payment had not been made.

          13.2.  Payment Over of Proceeds Upon Dissolution, Etc.  In the event
                 -----------------------------------------------
of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company, then and in any such event specified in clause (a), (b) or (c) above (each such event, if any, herein sometimes referred to as a "Proceeding") the holders of Senior Indebtedness
                            ----------
shall be entitled to receive or retain payment in full in cash or Cash Equivalents of all amounts due or to become due on or in respect of all Senior Indebtedness, before the Holders of the Notes are entitled to receive any payment or distribution of any kind or character, whether in cash, property or securities, on account of principal of (or premium, if any) or interest or any Special Interest on or other obligations in respect of the Notes (including any interest accruing on or after the filing of any Proceeding relating to the Company, whether or not allowed in such Proceeding) or on account of any purchase or other acquisition of Notes by the Company or any Subsidiary of the Company (all such payments, distributions, purchases and acquisitions herein referred to, individually and collectively, as a "Notes
                                                                      -----
Payment"), and to that end the holders of Senior Indebtedness shall be entitled
-------
to receive, for application to the payment thereof, any Notes Payment which may be payable or deliverable in respect of the Notes in any such Proceeding.

          In the event that, notwithstanding the foregoing provisions of this
Section 13.2, the Holder of any Note shall have received any Notes Payment before all Senior Indebtedness of the Company is paid in full in cash or Cash Equivalents, then and in such event such Notes Payment shall be paid over or delivered forthwith to the trustee in bankruptcy or other person making payment or distribution of assets of the Company for the application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay the Senior Indebtedness in full in cash or Cash Equivalents, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

          For purposes of this Section 13 only, the words "any payment or distribution of any kind or character, whether in cash, property or securities" shall not be deemed to include a payment or distribution of stock or securities of the Company provided for by a plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law or of any other corporation provided for by such plan of reorganization or readjustment which stock or securities are subordinated in right of payment to all then outstanding Senior Indebtedness to substantially the same extent as, or to a greater extent than, the Notes are so subordinated as provided in this Section 13. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its properties and assets as an entirety to another Person upon the terms and conditions set forth in Section
8.11 shall not be deemed a Proceeding for the purposes of this Section 13.2 if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer such properties and assets, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, complies with the conditions set forth in Section 8.11.

          13.3.  No Payment When Senior Indebtedness in Default. In the event
                 ----------------------------------------------
that any Senior Payment Default (as defined below) shall have occurred and be continuing, then no Notes Payment shall be made unless and until such Senior Payment Default shall have been cured or waived or shall have ceased to exist or all amounts then due and payable in respect of Senior Indebtedness shall have been paid in full in cash or Cash Equivalents. "Senior Payment Default" means
                                                ----------------------
any default in the payment of principal of (or premium, if any) or interest on Designated Senior Indebtedness when due, whether at the due date of any such payment or by declaration of acceleration, call for redemption.

          Upon the occurrence of a Senior Nonmonetary Default and receipt of written notice by the Company of the occurrence of such Senior Nonmonetary Default from any holder of Designated Senior Indebtedness (or any trustee, agent or other representative for such holder) which is the subject of such Senior Nonmonetary Default, no payments on account of principal of, premium, if any, or Notes Payment may be made during a period (the "Payment Blockage Period")
                                                -----------------------
commencing on the date of the receipt by the Company of such notice and ending the earlier of (i) the date on which such Senior Nonmonetary Default shall have been cured or waived or ceased to exist or all Designated Senior Indebtedness which was the subject of such Senior Nonmonetary Default shall have been paid in full in cash or Cash Equivalents and (ii) the 179th day after the date of the receipt of such notice. No Senior Nonmonetary Default that existed or was continuing on the date of the commencement of a Payment Blockage Period may be made the basis of the commencement of a subsequent Payment Blockage Period whether or not within a period of 360 consecutive days, unless such Senior Nonmonetary Default shall have been cured for a period of not less than 90 consecutive days; provided, however, any breach of any financial covenant for a period commencing after the expiration of a Payment Blockage Period that would give rise to a new event of default, even though such breach is a breach of a provision under which a prior event of default previously existed, shall constitute a new event of default for this purpose. In any event, notwithstanding the foregoing, no more than one Payment Blockage Period may be commenced during any 360-day period and there shall be a period of at least 181 days during each 360-day period when no Payment Blockage Period is in effect.

"Senior Nonmonetary Default" means the occurrence or existence and continuance
---------------------------
of an event of default with respect to Senior Indebtedness, other than a Senior Payment Default, that permits the holders of the Designated Senior Indebtedness (or a trustee or other agent on behalf of the holders thereof) then to declare such Designated Senior Indebtedness due and payable prior to the date on which it would otherwise become due and payable.

          The failure to make any payment on the Notes by reason of the provisions of this Section 13.3 will not be construed as preventing the occurrence of an Event of Default with respect to the Notes arising from any such failure to make payment. Upon termination of any period of Payment Blockage Period the Company shall resume making any and all required payments in respect of the Notes, including any missed payments.

          In the event that, notwithstanding the foregoing, the Company shall make any Notes Payment to any Holder prohibited by the foregoing provisions of this Section 13.3, then and in such event such Notes Payment shall be paid over and delivered forthwith to the holders of the Senior Indebtedness of the Company in the same form received and, until so turned over, the same shall be held in trust by such Holder as the property of the holders of the Senior Indebtedness.

          By reason of such subordination, in the event of insolvency by the Company, unsubordinated creditors of the Company who are not holders of Senior Indebtedness or of the Notes may recover less, ratably, than holders of Senior Indebtedness and more, ratably, than Holders of the Notes.

          The provisions of this Section 13.3 shall not apply to any Notes Payment with respect to which Section 13.2 would be applicable.

          13.4.  Payment Permitted If No Default.  Nothing contained in this
                 -------------------------------
Section 13 or elsewhere in this Agreement or in any of the Notes shall prevent the Company, at any time except during the pendency of any Proceeding referred to in Section 13.2 or under the conditions described in Section 13.3, from making Notes Payments.

          13.5.  Subrogation to Rights of Holders of Senior Indebtedness. Only
                 -------------------------------------------------------
after the payment in full in cash or Cash Equivalents of all amounts due or to become due on or in respect of Senior Indebtedness of the Company and, unless the holders of Senior Indebtedness shall have the ability to terminate such commitments, the termination of all commitments in respect thereof, the Holders of the Notes shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to such Senior Indebtedness until the principal of (and premium, if any) and interest and any Special Interest on the Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of the Company of any cash, property or securities to which the Holders of the Notes would be entitled except for the provisions of this Section 13, and no payments over pursuant to the provisions of this Section 13 to the holders of Senior Indebtedness by Holders of the Notes, shall, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Notes, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness of the Company.

          13.6.  Provisions Solely to Define Relative Rights. The provisions of
                 -------------------------------------------
this Section 13 are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Section 13 or elsewhere in this Agreement or in the Notes is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional (and which, subject to the rights under this Section 13 of the holders of Senior Indebtedness, is intended to rank equally with all other general unsecured obligations of the Company), to pay to the Holders of the Notes the principal of (and premium, if any) and interest and any Special Interest on the Notes as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Notes and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, under this Section 13 of the holders of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to such Holder.

          13.7.  No Waiver of Subordination Provisions. No right of any present
                 -------------------------------------
or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

          Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Section 13 or the obligations hereunder of the Holders of the Notes to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or other wise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; (iv) settle or compromise any such Senior Indebtedness or any other liability of any obligor of such Senior Indebtedness to such holder or any security therefor or any liability issued in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including, without limitation, payment of any of the Senior Indebtedness) in any manner or order; (v) fail to take or to record or otherwise perfect, for any reason or for no reason, any lien or security interest securing such Senior Indebtedness by whomsoever granted, exercise or delay in or refrain from exercising any right or remedy against any obligor or any guarantor or any other Person, elect any remedy and otherwise deal freely with any obligor and any security for such Senior Indebtedness or any liability of any obligor to the holders of such Senior Indebtedness or any liability issued in respect of such Senior Indebtedness; and (vi) exercise or refrain from exercising any rights against the Company and any other Person.

          13.8.  Reliance on Judicial Order or Certificate of Liquidating Agent.
                 --------------------------------------------------------------
Upon any payment or distribution of assets or securities of the Company referred to in this Section 13, the Holders of the Notes shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Holders of Notes, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 13.

          13.9. Reliance by Holders of Senior Indebtedness on Subordination
                -----------------------------------------------------------
Provisions. Each Holder of a Note, by accepting such Note, acknowledges and
----------
agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Note, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness, and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

          If a proper claim or proof of debt in the form required in such proceeding is not filed by or on behalf of all Holders prior to 30 days before the expiration of the time to file such claims or proofs, then the holders or a representative of any Senior Indebtedness are hereby authorized, and shall have the right (without any duty), to file an appropriate claim on behalf of the Holders of the Notes.


                                   SECTION 14

                             SUBSIDIARY GUARANTEES
                             ---------------------

          14.1.  Subsidiary Guarantees. Each of the Guarantors hereby, jointly
                 ---------------------
and severally, unconditionally guarantees, on a senior subordinated basis, to each Holder of a Note executed and delivered by the Company, irrespective of the validity and enforceability of this Agreement, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of and premium and interest, including any Special Interest, if any, on the Notes shall be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of (and any premium) and interest and Special Interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Agreement, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Agreement. If any Holder is required by any court or otherwise to return to the Company or Guarantors, or any Custodian, trustee, liquidator or other similar official acting in relation to either the Company or Guarantors, any amount paid by such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders of Notes in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders, on the other hand, (a) the Maturity of the obligations guaranteed hereby may be accelerated as provided in Section 11 for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and
(b) in the event of any declaration of acceleration of such obligations as provided in Section 11, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantees.

          14.2.  Execution and Delivery of Subsidiary Guarantees. To evidence
                 -----------------------------------------------
its Subsidiary Guarantee set forth in Section 14.1, each Guarantor hereby agrees that this Agreement shall be executed on behalf of such Guarantor by its President or one of its Vice Presidents and, to the extent not a party to this Agreement on the date hereof, each Guarantor shall execute and deliver to the Holders a Subsidiary Guarantee in the form of Exhibit C hereto and a
                                              ---------
supplemental agreement substantially in the form of Exhibit D hereto, pursuant
                                                    ---------
to which such Subsidiary shall become a Guarantor under this Section 14 and shall guarantee the Obligations of the Company under this Agreement and the Notes. Concurrently with the execution and delivery of such Subsidiary Guarantee and such supplemental agreement, such Guarantor shall deliver to the Holders an opinion of counsel reasonably acceptable to the Purchasers that the foregoing have been duly authorized, executed and delivered by such Guarantor and that such Guarantor's Subsidiary Guarantee is a valid and legally binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.

          If an officer whose signature is on this Agreement or on a Subsidiary Guarantee no longer holds that office at the time the Company executes and delivers the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless. The execution and delivery of any Note by the Company shall constitute due delivery of the Subsidiary Guarantee set forth in this Agreement on behalf of the Guarantors.

          14.3.  Guarantors May Consolidate, Etc. On Certain Terms. No Guarantor
                 -------------------------------------------------
may consolidate with or merge with or into (whether or not such

Guarantor is the surviving Person), another corporation, Person or entity (other than the Company or another Guarantor) unless:

          (a) subject to the provisions of Section 14.4 hereof, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) unconditionally assumes all the obligations of such Guarantor under the Notes and this Agreement pursuant to a supplemental agreement, in form and substance reasonably satisfactory to the Holders;

          (b) immediately after giving effect to such transaction, no Default or Event of Default exists;

          (c) such Guarantor, or any Person formed by or surviving any such consolidation or merger, would have Consolidated Net Worth (immediately after giving effect to transaction), equal to or greater than the Consolidated Net Worth of such Guarantor immediately preceding the transaction; and

          (d) the Company would be permitted immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 8.4 hereof.

Notwithstanding the foregoing, no Guarantor shall be permitted to consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another corporation, Person or entity pursuant to the preceding sentence if such consolidation or merger would not be permitted by Section 8.11 hereof.

In case of any such consolidation or merger and upon the assumption by the successor corporation, by supplemental agreement, executed and delivered to the Holders and satisfactory in form to the Holders, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Agreement to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Agreement as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Agreement as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

          Except as set forth in Section 8 hereof, nothing contained in this Agreement or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company.

          14.4.  Releases of Subsidiary Guarantees. In the event of (i) a sale
                 ---------------------------------
or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, (ii) a sale or other disposition of all of the capital stock of any Guarantor or (iii) a distribution of all of the capital stock of any Guarantor to stockholders of the Company in a transaction that complies with the provisions of Section 8.2 hereof, such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation, distribution or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition shall be applied in accordance with the provisions of Section 8.5 hereof. Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Agreement as provided in this Section 14.

          14.5.  Subordination of Subsidiary Guarantees. The Obligations of each
                 --------------------------------------
Guarantor under its Subsidiary Guarantee pursuant to this Section 14 shall be junior and subordinated to the Guarantor Senior Indebtedness of such Guarantor on the same basis as the Notes are junior and subordinated to Senior Indebtedness of the Company. For the purposes of the foregoing sentence, the Holders shall have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this Agreement, including Section 13 hereof.

          14.6.  Limitation on Guarantor Liability.  Each Guarantor, and by its
                 ---------------------------------
acceptance of the Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor under its Subsidiary Guarantee and this Section 14 shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Section 14, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

          14.7. Endorsement of Subsidiary Guarantees. To evidence its Subsidiary
                ------------------------------------
Guarantee set forth in Section 14.01, each Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form of Exhibit F
                                                                   ---------
to this Agreement shall be endorsed by an officer of such Guarantor on each Note authenticated and delivered by the Company.

          Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 14.1 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.


                                   SECTION 15

                   EXPENSES, INDEMNIFICATION AND CONTRIBUTION
                   ------------------------------------------

          15.1.  Expenses.  Whether or not the transactions contemplated hereby
                 --------
are consummated, the Company will pay all costs and expenses (including reasonable and documented attorneys' and accountants' fees and disbursements) incurred by the Purchasers or any holder of a Security or Exchange Note in connection with the Transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Financing Documents or the Securities (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the Purchaser's reasonable and documented out-of-pocket expenses in connection with the Purchaser's examinations and appraisals of the Company's properties, books and records, (b) the costs and expenses incurred in enforcing, defending or declaring (or determining whether or how to enforce, defend or declare) any rights or remedies under this Agreement, the Financing Documents or the Securities or Exchange Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Financing Documents or the Securities, or by reason of being a holder of any Security or Exchange Note; (c) the costs and expenses, including reasonable and documented consultants' and advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary of the Company or in connection with any work-out or restructuring of the transactions contemplated hereby, by the Financing Documents or by the Securities. The Company will pay, and will save the Purchasers and each other holder of a Security harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders in relation to the Transactions.

           15.2.  Indemnification.
                  ---------------

           (a) Indemnification by the Company.  The Company agrees to indemnify
               ------------------------------
and hold harmless (i) each Purchaser and each Person who participates as a placement or sales agent or as an underwriter in any Offering, including but not limited to Goldman, Sachs & Co., (ii) each Person, if any, who controls (within the meaning of Section 15 or Section 20 of the Exchange Act) any such Person referred to in clause (i) (any of the Persons referred to in this clause (ii) being referred to herein as a "Controlling Person") and (iii) the respective
                               ------------------
officers, directors, managing directors, stockholders, partners, employees, representatives, trustees, fiduciaries, and agents of any Person referred to in clause (i) or any such Controlling Person (any such Person referred to in clause
(i), (ii) or (iii), a "Purchaser Indemnified Person") against any losses,
                       ----------------------------
claims, damages or liabilities, joint or several, to which such Purchaser Indemnified Person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Offering Memorandum, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, not misleading, (ii) in whole or in part upon any inaccuracy in any of the representations and warranties of the Company contained herein as of the date hereof or on and as of the Closing Date as if made on such date,
(iii) in whole or in part upon any failure of the Company to perform its obligations hereunder or under Applicable Law, including any violation of Applicable Law resulting from any Offering, (iv) any act or failure to act or any alleged act or failure to act by any Purchaser Indemnified Person in connection with, or relating in any manner to, each Offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage or liability (or actions in respect thereof) arising out of or based upon any matter covered by clause (i) above, (v) the failure of any of the consolidated balance sheets included in the Company Financial Statements (including the related notes and schedules) to fairly represent the consolidated financial position of the Company and its Subsidiaries as of its date, or failure of any of the consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries included in the Company Financial Statements (including any related notes and schedules) to fairly represent the results of operations and income, retained earning and stockholders' equity or cash flows, as the case may be, of the Company and its Subsidiaries for the periods set forth therein, in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein and subject in the case of any interim financial statements, to normal year-end adjustments that are not material in amount or effect; (vi) any change in the financial condition, operations, business, properties or prospects of the Company and its Subsidiaries during the period from the Audit Date to the Closing Date, inclusive, that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect that has not been disclosed in writing to the Purchaser Indemnified Persons; or (vii) the Transactions or the Purchasers' financing thereof, and will reimburse each such Purchaser Indemnified Person for any legal and other expenses reasonably incurred by such Purchaser Indemnified Person in connection with investigating or defending any such action or claims as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Offering Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by such Purchaser Indemnified Person expressly for use therein. The indemnity agreement set forth in this Sec tion 15.2(a) shall be in addition to any liabilities that the Company may otherwise have.

          (b) Indemnification by the Purchasers.  Each Purchaser agrees,
              ---------------------------------
severally and not jointly, to indemnify and hold harmless (i) the Company, (ii) each Controlling Person of the Company and (iii) the respective officers, directors, employees, representatives and agents of the Company or any such Controlling Person (any such Person referred to in clause (i), (ii) or (iii), a "Company Indemnified Person") against any losses, claims, damages or
 --------------------------
liabilities, joint or several, to which such Company Indemnified Person may become subject, under the Securities Act or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Offering Memorandum, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Offering Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by such Purchaser expressly for use therein; and will reimburse the Company Indemnified Persons for any legal and other expenses reasonably incurred by the Company
Indemnified Persons in connection with investigating or defending any such actions or claims as such expenses are incurred; provided, however, that the liability of any Purchaser pursuant to this clause 15.2(b) shall not exceed the net proceeds that such Purchaser receives in any sale of the Securities or Exchange Notes pursuant to the Offering in which such Offering Memorandum was delivered. The indemnity agreement set forth in this Section 15.2(b) shall be in addition to any liabilities that each Purchaser may otherwise have.

          (c) Notifications and Other Indemnification Procedures. Promptly after
              --------------------------------------------------
receipt by a Purchaser Indemnified Person or a Company Indemnified Person (each, an "Indemnified Person") of notice of the commencement of any action, such
    ------------------
Indemnified Person shall, if a claim in respect thereof is to be made against an indemnifying party under Section 15.2(a) or 15.2(b), as applicable, notify such indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any Indemnified Person otherwise than under Section 15.2(a) or 15.2(b), as applicable, or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any Indemnified Person and it shall notify an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it shall elect within 30 days after receiving any such notification, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such Indemnified Person (who shall not, except with the consent of the Indemnified Person, which consent shall not be unreasonably withheld, be counsel to the indemnifying party), and, after notice from the indemnifying party to such Indemnified Person of its election so to assume the defense thereof, the indemnifying party shall not be liable to such Indemnified Person under such paragraph for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such Indemnified Person, in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the foregoing, any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Person unless the Indemnified Person shall have been advised by counsel that representation of the Indemnified Person by counsel provided by the indemnifying party would be inappropriate due to actual or potential conflicting interests between the indemnifying party and the Indemnified Person, including situations in which there are one or more legal defenses available to the Indemnified Person that are different from or additional to those available to the indemnifying party; provided, however, that the indemnifying party shall not, in connection with any one such action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Persons, except to the extent that local counsel, in addition to their regular counsel, is required in order to effectively defend against such action or proceeding. No indemnifying party shall, without the written consent of the Indemnified Person, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Person is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnified Person from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Person.

          15.3.  Contribution.  If the indemnification provided for in Section
                 ------------
15.2 is unavailable to or insufficient to hold harmless an Indemnified Person under paragraph (a), (b) or (c) of Section 15.2 in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the Indemnified Person on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party on the one hand or the Indemnified Person on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contributions pursuant to this Section 15.3 were determined by pro rata allocation (even if the Indemnified Persons were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 15.3. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this
Section 15.3 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 15.3, no Purchaser shall be required to contribute any amount which, when taken together with any amounts paid by such Purchaser under Section 15.2(b) exceeds the net proceeds that such Purchaser receives in any sale of the Securities or Exchange Notes pursuant to any Offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          The obligations of the Company and the Purchasers under this Section
15.3 shall be in addition to any liability which the Company and the respective Purchasers may otherwise have.

          15.4.  Survival.  The obligations of the Company under this Section 15
                 --------
will survive the payment or transfer of any Note or Exchange Note, the enforcement, amendment or waiver of any provision of this Agreement and the termination of this Agreement.


                                   SECTION 16

                                 MISCELLANEOUS
                                 -------------

          16.1.  Notices.  Except as otherwise expressly provided herein, all
                 -------
notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device) to the number set out below if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (c) the day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service or
(d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address set forth below, or at such other address as such party may specify by written notice to the other party hereto:

               (i) if to a GSMP Purchaser or its nominee, to the Purchaser or its nominee at the address specified for such communications in Schedule A,
                                                                     ----------
     with a copy to Sullivan & Cromwell, 125 Broad Street, New York, New York 10004, attention: Duncan C. McCurrach, or at such other address as the Purchaser or its nominee shall have specified to the Company in writing;

               (ii) if to Ares, to it at 1999 Avenue of the Stars, Suite 1900, Los Angeles, CA 90067, attention: Jeff Serota, with a copy to Cahill Gordon & Reindel, 80 Pine Street, New York, NY 10005 or at such other address as Ares shall have specified to the Company in writing;

               (ii) if to any other Holder of any Note, to such Holder at the address of such Holder appearing in the Security Register or such other address as such other holder shall have specified to the Company in writing; or

               (iv) if to the Company, to the Company at 1436 Lancaster Avenue, Suite 210, Berwyn, PA 19312, attention: Chief Executive Officer, President and Chief Financial Officer, with a copy to GEI, c/o Leonard Green & Partners, L.P., 11111 Santa Monica Blvd., Suite 2000, Los Angeles, CA 90025, attention: Greg Annick and Irell & Manella LLP, 333 South Hope Street, Suite 3300, Los Angeles, CA 90071, attention: Edmund Kaufman, or at such other address as the Company shall have specified to the holder of each Note in writing.

          16.2.  Benefit of Agreement; Assignments and Participations. Except as
                 ----------------------------------------------------
otherwise expressly provided herein, all covenants, agreements and other provisions contained in this Agreement by or on behalf of any of the parties hereto shall bind, inure to the benefit of and be enforceable by their respective successors and assigns (including, without limitation, any subsequent holder of a Note or Exchange Note) whether so expressed or not; provided, however, that the Company may not assign and transfer any of its rights or obligations without the prior written consent of the other parties hereto and each such holder.

          Nothing in this Agreement or in the Notes or Exchange Notes, express or implied, shall give to any Person other than the parties hereto, their successors and assigns and the holders from time to time of the Notes or Exchange Notes any benefit or any legal or equitable right, remedy or claim under this Agreement.

          16.3.  No Waiver; Remedies Cumulative. No failure or delay on the part
                 ------------------------------
of any party hereto or any Holder in exercising any right, power or privilege hereunder or under the Notes or Exchange Notes and no course of dealing between the Company and any other party or Holder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under the Notes or Exchange Notes preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein and in the Notes and

Exchange Notes are cumulative and not exclusive of any rights or remedies which the parties or Holders would otherwise have. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the other parties hereto or the Holders to any other or further action in any circumstances without notice or demand.

          16.4.  Amendments, Waivers and Consents.  This Agreement may be
                 --------------------------------
amended, and the observance of any term hereof may be waived (either retroactively or prospectively) with (and only with) the written consent of the Company and the Required Holders; provided, however, that no such amendment or waiver may, without the prior written consent of the Holder of each Note and Exchange Note then outstanding and affected thereby (i) subject any Holder to any additional obligation, (ii) reduce the principal of (or premium, if any) or rate of interest or Special Interest on any Note or Exchange Note, (iii) postpone the date fixed for any payment of principal of (or premium, if any) or interest or Special Interest on any Note or Exchange Note, (iv) change the ranking or the priority of the Notes or the percentage of the aggregate principal amount of the Notes the Holders of which shall be required to consent or take any other action under this Section 16.4 or any other provision of this Agreement, (v) amend or waive the provisions of Sections 7.7, 7.8 or 8.5 or any of the definitions used in such Sections. No amendment or waiver of this Agreement will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or thereby impair any right consequent thereon. As used herein, the term this "Agreement" and references
                                                   ---------
thereto shall mean this Agreement as it may from time to time be amended or supplemented.

          16.5.  Counterparts.  This Agreement may be executed in any number of
                 ------------
counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

          16.6.  Reproduction.  This Agreement, the other Transaction Documents
                 ------------
and all documents relating, hereto and thereto, including, without limitation,
(a) consents, waivers and modifications that may hereafter be executed, (b) documents received by the Purchasers at the Closing (except the Securities themselves), and (c) financial statements, certificates and other information previously or hereafter furnished in connection herewith, may be reproduced by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and any original document so reproduced may be destroyed. The Company agrees and stipulates that, to the extent permitted by Applicable Law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 16.06 shall not prohibit the Company, any other party hereto or any holder of Securities from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

          16.7.  Headings.  The headings of the sections and subsections hereof
                 --------
are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          16.8.  Survival of Covenants and Indemnities.  All covenants and
                 -------------------------------------
indemnities set forth herein shall survive the execution and delivery of this Agreement, the issuance of the Notes and Exchange Notes, and, except as otherwise expressly provided herein with respect to covenants, the payment of principal of the Notes and the Exchange Notes and any other obligations hereunder.

           16.9.  Governing Law; Submission to Jurisdiction; Venue.
                  ------------------------------------------------

          (a) THIS AGREEMENT AND THE NOTES SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

          (b) If any action, proceeding or litigation shall be brought by any Purchaser or any holder of a Security in order to enforce any right or remedy under this Agreement or any of the Securities, the Company hereby consents and will submit, and will cause each of its Subsidiaries to submit, to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Agreement. The Company hereby irrevocably waives any objection, including, but not limited to, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any
--------------------
such action, proceeding or litigation in such jurisdiction. The Company further agrees that it shall not, and shall cause its Subsidiaries not to, bring any action, proceeding or litigation arising out of this Agreement or the Securities in any state or federal court other than any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Agreement.

          (c) The Company hereby irrevocably designates CT Corporation System at an address in New York City designated at the Closing as the designee, appointee and agent of the Company to receive, for and on behalf of the Company, service of process in such jurisdiction in any action, proceeding or litigation with respect to this Agreement, the Notes or any of the other Transaction Documents. It is understood that a copy of such process served on such agent will be promptly forwarded by mail to the Company at its address set forth opposite its signature below, but the failure of the Company to have received such copy shall not affect in any way the service of such process. The Company further irrevocably consents to the service of process of any of the aforementioned courts in any such action, proceeding or litigation by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Company at its said address, such service to become effective thirty (30) days after such mailing.

          (d) Nothing herein shall affect the right of any holder of a Security to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction. If service of process is made on a designated agent it should be made by either
(i) personal delivery or (ii) mailing a copy of summons and complaint to the agent via registered or certified mail, return receipt requested.

          (e) THE COMPANY HEREBY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE SECURITIES.

          16.10.  Severability.  If any provision of this Agreement is
                  ------------
determined to be illegal, invalid or unenforceable, such provision shall be fully severable to the extent of such illegality, invalidity or unenforceability and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

          16.11.  Entirety.  This Agreement together with the other Transaction
                  --------
Documents represents the entire agreement of the parties hereto and thereto, and supersedes all prior agreements and understandings, oral or written, if any, relating to the Transaction Documents or the transactions contemplated herein or therein.

          16.12. Survival of Representations and Warranties. All representations
                 ------------------------------------------
and warranties made by the Company herein shall survive the execution and delivery of this Agreement, the issuance and transfer of all or any portion of the Notes and Exchange Notes and the payment of principal of the Notes and the Exchange Notes and any other obligations hereunder issuance and delivery of the Notes hereunder, regardless of any investigation made at any time by or on behalf of the Purchasers or any other holder that is Affiliated with the Purchasers. All statements contained in any certificate delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement.

          16.13.  Construction.  Each covenant contained herein shall be
                  ------------
construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision.

          16.14.  Incorporation.  All Exhibits and Schedules attached hereto are
                  -------------
incorporated as part of this Agreement as if fully set forth herein.

          IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

                         DOLLAR FINANCIAL GROUP, INC.

                         By: /s/ Richard Dorfman
                            -------------------------------
                            Name: Richard Dorfman
                            Title: Chief Financial Officer

                         GS MEZZANINE PARTNERS, L.P.
                         By:  GS Mezzanine Advisors, L.P.,
                              its general partner
                         By:  GS Mezzanine Advisors, Inc.,
                              its general partner


                         By: /s/ Melina Higgins
                            ---------------------------------
                            Name: Melina Higgins
                            Title: Attorney-in-fact

                         GS MEZZANINE PARTNERS OFFSHORE, L.P.
                         By:  GS Mezzanine Advisors (Cayman), L.P.,
                              its general partner
                         By:  GS Mezzanine Advisors, Inc.,
                              its general partner


                         By: /s/ Melina Higgins
                            ---------------------------------
                            Name: Melina Higgins
                            Title: Attorney-in-fact


                         STONE STREET FUND 1998, L.P.
                         By:  Stone Street Advantage Corp.
                              General Partner


                         By: /s/ Melina Higgins
                            ---------------------------------
                            Name: Melina Higgins
                            Title: Attorney-in-fact

                         BRIDGE STREET FUND 1998, L.P.
                         By:  Stone Street Advantage Corp.
                              Managing General Partner


                         By: /s/ Melina Higgins
                            ---------------------------------
                            Name: Melina Higgins
                            Title: Attorney-in-fact


                         ARES LEVERAGED INVESTMENT FUND, L.P.

                         By:  ARES Management, L.P.

                         By:  ARES Operating Member, LLC,
                              its General Partner


                         By: /s/ Jeff Serota
                             --------------------------------
                             Name:  Jeff Serota
                             Title:  Vice President

                         ARES LEVERAGED INVESTMENT
                         FUND II, L.P.

                         By:  ARES Management II, L.P.

                         By:  ARES Operating Member II, LLC,
                              its General Partner


                         By: /s/ Jeff Serota
                             --------------------------------
                             Name:  Jeff Serota
                             Title:  Vice President

                                                                       EXHIBIT A
                                                                       ---------
                             [Form of Face of Note]
                              --------------------

THE NOTES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT IS IN EFFECT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS. THE HOLDER OF THIS NOTE IS SUBJECT TO THE TERMS OF THE PURCHASE AGREEMENT, DATED AS OF DECEMBER 18, 1998 (THE "AGREEMENT"), AMONG DOLLAR FINANCIAL GROUP, INC.,
                              ---------
GS MEZZANINE PARTNERS, L.P., GS MEZZANINE PARTNERS OFFSHORE, L.P., STONE STREET FUND 1998, L.P., BRIDGE STREET FUND 1998, L.P., ARES LEVERAGED INVESTMENT FUND, L.P. AND ARES LEVERAGED INVESTMENT FUND II, L.P.


                    10 7/8% SENIOR SUBORDINATED NOTES DUE 2006


No. __________                                      $________

          Dollar Financial Group, Inc., a corporation duly organized and existing under the laws of New York (herein called the "Company", which term includes any successor Person under the Agreement), for value received, hereby promises to pay to __________________, or registered assigns, the principal sum of _____________________ Dollars on December 31, 2006 (the "Stated Maturity
                                                            ---------------
Date"), and to pay interest thereon from _________, 199 __* or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on December 30 and June 30 in each year commencing __________** and, if different, the date of the Stated Maturity of this Note (each, an "Interest Payment Date") at the rate of 10 7/8% per annum, until the
           ---------------------
principal hereof is paid or made available for payment; provided, however, that (to the extent that the payment of such interest shall be legally enforceable) any principal of, or premium or installment of interest or Special Interest on, this Note which is overdue shall bear interest at the rate of 11 7/8% per annum from the date such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand; and provided, further, that if (a) a registration statement under the Securities Act of

---------------------
*    Insert original issue date.
**   Insert first Interest Payment Date after original issue date.

1933, as amended (the "Securities Act"), registering this Note for resale (a
                       --------------
"Resale Registration Statement") shall not have been filed with the Securities
------------------------------
and Exchange Commission (the "Commission") or a registration statement under
                              ----------
the Securities Act (the "Exchange Offer Registration Statement") registering
                         -------------------------------------
a note substantially identical to this Note (an "Exchange Note") pursuant to
                                                 -------------
 an exchange offer (the "Exchange Offer") upon the terms and conditions set
                        --------------
forth in the Exchange and Registration Rights Agreement, dated December 18,

1998 (the "Exchange and Registration Rights Agreement"), among the Company
          -------------------------------------------
and GS Mezzanine Partners, L.P., GS Mezzanine Partners Offshore, L.P., Stone Street Fund 1998, L.P., Bridge Street Fund, 1998, L.P., Ares Leveraged Investment Fund, L.P. and Ares Leveraged Investment Fund II, L.P. (collectively, the "Purchasers") shall not have been filed with the Commission, in each case by
     ----------
the date which is 45 days after the date on which a written request therefore by the Purchasers in accordance with the terms of the Exchange and Registration Rights Agreement (the "Request Date"), (b) the Resale Registration Statement has
                       ------------
not become or been declared effective by the date which is 120 days after the Request Date or the Exchange Offer Registration Statement has not been declared effective by the date which is 120 days after the Request Date,(c) the Exchange Offer has not been consummated within 45 business days after the initial effective date of the Exchange Offer Registration Statement (if the Exchange Offer is then required to be made) or (d) any Resale Registration Statement or Exchange Offer Registration Statement required by Section 2(a) or 2(b) of the Exchange and Registration Rights Agreement is filed and declared effective but shall thereafter cease to be effective or usable for transfers of Notes during the periods referred to in such Section 2(a) or 2(b), as applicable, without being succeeded immediately by an additional registration statement filed and declared effective (each such event referred to in clauses (a) through (d), a "Registration Default"), then the Company shall pay, in addition to the interest
---------------------
provided for above, cash interest on the principal amount of this Note ("Special
                                                                         -------
Interest") to the Holder hereof in an amount equal to 0.5% per annum, which
--------
amount shall increase to 1.0% per annum after the first 120-day period following the occurrence of the first Registration Default, for the period from and including the date of occurrence of the first Registration Default until such time as no Registration Default is in effect (after which such Special Interest shall cease to be payable). Accrued Special Interest shall be paid semi-annually on the Interest Payment Dates; and the amount of accrued Special Interest shall be determined on the basis of the number of days actually elapsed. Upon the issuance of an Exchange Note in exchange for this Note, any accrued and unpaid interest (including Special Interest) on this Note shall cease to be payable to the Holder hereof but such accrued and unpaid interest (including Special Interest) shall be payable on the next Interest Payment Date for such Exchange Note to the Holder thereof on the related Regular Record Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Note Purchase Agreement, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the "Regular Record Date" for such
                                            -------------------
interest, which shall be
the fifteenth calendar day (whether or not a Business
Day) immediately preceding such Interest Payment Date. Notwithstanding the foregoing if this Note is issued after a Regular Record Date and prior to an Interest Payment Date, the record date for such Interest Payment Date shall be the original issue date.

          Payment of the principal of (and premium, if any) and any such interest or Special Interest on this Note will be made at the principal place of business of the Company, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest and Special Interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this instru ment to be duly executed under its corporate seal.

Dated:


                              DOLLAR FINANCIAL GROUP, INC.


                                    By:_______________________
                                      Name: Richard Dorfman
                                      Title: Chief Financial Officer

                           [Form of Reverse of Note]
                            -----------------------

          This Note is one of a duly authorized issue of Securities of the Company designated as its 10 % Senior Subordinated Notes Due 2006 (herein called the "Notes"), limited in aggregate principal amount to $20,000,000, issued and to be issued pursuant to the Purchase Agreement, dated as of December 18, 1998 (herein called the "Agreement"), among the Company, GS Mezzanine Partners, L.P.,
                    ---------
GS Mezzanine Partners Offshore, L.P., Stone Street Fund 1998, L.P., Bridge Street Fund 1998, L.P., Ares Leveraged Investment Fund, L.P. and Ares Leveraged Investment Fund II, L.P. (collectively, the "Purchasers"), to which Purchase
                                             ----------
Agreement and all amendments thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company and the Holders of the Notes and of the terms upon which the Notes are, and are to be, issued and delivered.

          The Notes are subject to redemption, upon not less than 30 nor more than 60 days' notice by mail, as a whole or in part, at any time on or after December 31, 2001 at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed during the 12-month period beginning December 31 of the years indicated,


                           Year     Redemption Price
                          -------   -----------------
                          --------------------------
                          2001              105.500%
                          --------------------------
                          2002              103.667%
                          --------------------------
                          2003              101.833%
                          --------------------------
                          2004              100.000%
                          --------------------------
                          2005              100.000%
                          --------------------------


, together in the case of any such redemption with accrued interest and any Special Interest to the Redemption Date, but interest instalments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Notes, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Purchase Agreement.

          Notwithstanding the foregoing, at any time prior to December 31, 2001 the Company may redeem, in one or more redemptions, up to an aggregate of $6 million principal amount of the Notes from the proceeds of an IPO, upon not less than 30 nor more than 60 days' notice by mail, at a Redemption Price equal to 110.875% of their principal amount, together with any accrued and unpaid interest and Special Interest to the Redemption Date, but interest instalments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Notes, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Purchase Agreement.

          If less than all the Notes are to be redeemed, the Notes shall be redeemed pro rata from each Holder.

          The Notes do not have the benefit of any sinking fund obligations.

          In the event of redemption or purchase pursuant to an Offer to Purchase of this Note in part only, a new Note or Notes for the unredeemed or unpurchased portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

          The indebtedness evidenced by this Note is, to the extent provided in the Agreement, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Note is issued subject to the provisions of the Agreement with respect thereto. Each Holder of this Note, by accepting the same, agrees to and shall be bound by such provisions.

          If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Agreement. Upon payment of (i) the principal so declared due and payable and any overdue installment of interest, (ii) any overdue principal and premium payable upon redemption or repurchase of this Note, and (iii) as provided on the face hereof, interest on any overdue principal of, and any premium, interest and Special Interest on, this Note (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of, and interest and Special Interest on, this Note shall terminate.

          The Agreement provides that, subject to certain conditions, if (i) certain Excess Proceeds are available to the Company as a result of Asset Sales or (ii) a Change of Control occurs the Company shall be required to make an Offer to Purchase for all or a specified portion of the Notes.

          The Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and certain rights of the Holders of the Notes under the Agreement at any time by the Company with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time outstanding. The Agreement also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Agreement and certain past defaults under the Agreement and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the principal offices of the Company, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Agreement and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Note for registration of transfer, the Company and any agent of the Company may treat the Person in whose name this
Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

          Interest on this Note shall be computed on the basis of a 360-day year of twelve 30-day months.

          All terms used in this Note which are defined in the Agreement shall have the meanings assigned to them in the Agreement.

          THE AGREEMENT AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Note purchased in its entirety by the Company pursuant to Section 7.7 or 7.8 of the Agreement, check the box:

          [_]

          If you want to elect to have only a part of the principal amount of this Note purchased by the Company pursuant to Section 7.7 of the Agreement, state the portion of such amount: $_________


Dated:                   Your Signature:____________________
                         (Sign exactly as name appears
                         on the other side of this Note)


Signature Guarantee:___________________________________

                    (Signature must be guaranteed by a financial institution that is a member of the Securities Transfer Agent Medallion Program ("STAMP"), the Stock Exchange Medallion Program
                              -----
                    ("SEMP"), the New York Stock Exchange, Inc. Medallion
                      ----
                    Signature Program ("MSP") or such other signature guarantee
                                        ---
                    program as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, SEMP or MSP, all in accordance with the Securities Exchange Act of 1934, as amended.)

Exhibit B - Exchange and Registration Rights Agreement to come

                                   EXHIBIT C

                          FORM OF SUBSIDIARY GUARANTEE

          THE OBLIGATIONS OF THE GUARANTORS TO THE HOLDERS OF NOTES PURSUANT TO THIS SUBSIDIARY GUARANTEE AND THE PURCHASE AGREEMENT, DATED AS OF DECEMBER 18, 1998, AMONG THE COMPANY, GS MEZZANINE PARTNERS, L.P., GS MEZZANINE PARTNERS OFFSHORE, L.P., STONE STREET FUND 1998, L.P., BRIDGE STREET FUND 1998, L.P., ARES LEVERAGED INVESTMENT FUND, L.P. AND ARES LEVERAGED INVESTMENT FUND II, L.P. (THE "PURCHASE AGREEMENT") ARE EXPRESSLY SET FORTH IN SECTION 14 OF THE PURCHASE AGREEMENT, AND REFERENCE IS HEREBY MADE TO SUCH PURCHASE AGREEMENT FOR THE PRECISE TERMS OF THIS SUBSIDIARY GUARANTEE. THE TERMS OF SECTION 14 OF THE PURCHASE AGREEMENT ARE INCORPORATED HEREIN BY REFERENCE.

          Each of the Guarantors hereby, jointly and severally, unconditionally guarantees, on a senior subordinated basis, to each Holder of a Note executed and delivered by the Company, irrespective of the validity and enforceability of the Purchase Agreement, the Notes or the obligations of the Company hereunder or thereunder, that (a) the principal of and premium and interest, including any Special Interest, if any, on the Notes shall be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of (and any premium) and interest and Special Interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Purchase Agreement, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that, subject to Section 14 of the Purchase Agreement, this Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Purchase Agreement.

          If any Holder is required by any court or otherwise to return to the Company or Guarantors, or any Custodian, trustee, liquidator or other similar official acting in relation to either the Company or Guarantors, any amount paid by such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders of Notes in respect of any obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders, on the other hand, (a) the Maturity of the obligations guaranteed hereby may be accelerated as provided in Section 11 of the Purchase Agreement for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and (b) in the event of any declaration of acceleration of such obligations as provided in Section 11 of the Purchase Agreement, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

          The obligations of each Guarantor under this Subsidiary Guarantee are junior and subordinated to the Guarantor Senior Indebtedness of such Guarantor on the same basis as the Notes are junior and subordinated to Senior Indebtedness of the Company. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of the Notes pursuant to the Purchase Agreement, including
Section 13 thereof.

          Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that this Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under this Subsidiary Guarantee and Section 14 of the Purchase Agreement shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under
Section 14 of the Purchase Agreement, result in the obligations of such Guarantor under this Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

          This is a continuing Subsidiary Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its respective successors and assigns to the extent set forth in the Purchase Agreement until full and final payment of all of the Company's obligations under the Notes and the Purchase Agreement and shall inure to the benefit of the Holders of Notes and their successors and assigns and, in the event of any transfer or assignment of rights by any Holder of Notes, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof and of Section 14 of the Purchase Agreement. Notwithstanding the foregoing, any Guarantor that satisfies the provisions of Section 14.4 of the Purchase Agreement shall be released of its obligations hereunder. This is a Subsidiary Guarantee of payment and not a guarantee of collection.

          The terms of this Subsidiary Guarantee shall be governed by and construed in accordance with the internal laws of the State of New York.

          Capitalized terms used herein have the same meanings given in the Purchase Agreement unless otherwise indicated.

                              [Guarantor]


                              By: __________________________________
                                  Name:
                                  Title:

                                   EXHIBIT D

                         FORM OF SUPPLEMENTAL AGREEMENT

          SUPPLEMENTAL AGREEMENT (this "Supplemental Agreement"), dated as of _______________, between ____________________ (the "Guarantor"), a direct or indirect subsidiary of Dollar Financial Group, Inc. (or its successor), a New York corporation (the "Company"), GS Mezzanine Partners, L.P., a limited partnership organized under the laws of Delaware ("GS Mezzanine"), GS Mezzanine
                                                   ------------
Partners Offshore, L.P., an exempted limited partnership organized under the laws of the Cayman Islands ("GS Mezzanine Offshore"), Stone Street Fund 1998,
                             ---------------------
L.P., a limited partnership organized under the laws of Delaware ("Stone
                                                                   -----
Street"), and Bridge Street Fund 1998, L.P.,  a limited partnership organized
------
under the laws of Delaware (collectively with GS Mezzanine, GS Mezzanine Offshore and Stone Street, the "GSMP Purchasers"), Ares Leveraged Investment
                                ---------------
Fund, L.P., a limited partnership organized under the laws of Delaware ("Ares
                                                                         ----
I") and Ares Leveraged Investment Fund II, L.P., a limited partnership organized
-
under the laws of Delaware ("Ares II" and, collectively with Ares I, "Ares" and,
                             -------                                  ----
collectively with the GSMP Purchasers, the "Purchasers").
                                            ----------

                              W I T N E S S E T H

          WHEREAS, the Company and the Purchasers have each heretofore executed and delivered to each other a Purchase Agreement (the "Purchase Agreement"), dated as of December 18, 1998, providing for the issuance and sale by the Company to the Purchasers of an aggregate principal amount of up to $20,000,000 of 10 % Senior Subordinated Notes Due 2006 (the "Notes"); and

          WHEREAS, Section 14.2 of the Purchase Agreement provides that under certain circumstances the Company is required to cause the Guarantor to execute and deliver to the Trustee a supplemental agreement pursuant to which the Guarantor shall unconditionally guarantee all of the Company's obligations under the Notes pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein;

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor covenants and agrees for the equal and ratable benefit of the Holders of the Notes as follows:

          1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Purchase Agreement.

          2. AGREEMENT TO GUARANTEE. The Guarantor hereby agrees, jointly and severally with all other Guarantors, to unconditionally guarantee the Company's obligations under the Notes on the terms and subject to the conditions set forth in Section 14 of the Purchase Agreement and to be bound by all other applicable provisions of the Purchase Agreement.

          3. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, any Subsidiary Guarantees, the Purchase Agreement or this Supplemental Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Securities and Exchange Commission that such a waiver is against public policy.

          4. EFFECTIVENESS. This Supplemental Agreement shall be effective upon execution by the parties hereto.

          5. RECITALS. The recitals contained herein shall be taken as the statements of the Company and the Guarantors assume no responsibility for their correctness.

          6. NEW YORK LAW TO GOVERN. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL AGREEMENT.

          7. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Agreement. Each signed copy shall be an original, but all of them together represent the same agreement.

          8. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

                              [Guarantor]


                              By: __________________________________
                                  Name:
                                  Title:

                                   EXHIBIT E

                         Management Services Agreement

                                   EXHIBIT F

                    FORM OF NOTATION OF SUBSIDIARY GUARANTEE


          The undersigned have guaranteed this Note on a subordinated basis as provided in the Agreement.

                              [Name of Subsidiary Guarantors]


                              By: ____________________________
                                  Name:
                                  Title:

                                                                      SCHEDULE A
                                                                      ----------



                       INFORMATION RELATING TO PURCHASERS
                       ----------------------------------


                                      Percentage of
                                    Aggregate Principal
                                    Amount of the Notes
                                             to
  Name and Address of Purchaser        be Purchased
  -----------------------------    ---------------------
GS MEZZANINE PARTNERS, L.P.                  50.2288%
85 Broad Street
New York, New York 10004
Telecopy: (212) 902-3000
Attention:  Ben Adler, Esq.

GS MEZZANINE PARTNERS                        26.9721%
 OFFSHORE, L.P.
c/o GS Mezzanine Partners L.P.
85 Broad Street
New York, New York 10004
Telecopy: (212) 902-3000
Attention:  Ben Adler, Esq.

STONE STREET FUND 1998, L.P.                 2.1502%
85 Broad Street
New York, New York 10004
Telecopy: (212) 902-3000
Attention:  Ben Adler, Esq.

BRIDGE STREET FUND 1998, L.P.                0.6489%
85 Broad Street
New York, New York 10004
Telecopy: (212) 902-3000
Attention:  Ben Adler, Esq.

ARES LEVERAGED INVESTMENT                   10.0000%
  FUND, L.P.
1999 Avenue of the Stars
Suite 1900
Los Angeles, California 90067
Telecopy: (310) 201-4170
Attention:  Jeff Serota

                                       Percentage of
                                    Aggregate Principal
                                    Amount of the Notes
                                             to
  Name and Address of Purchaser        be Purchased
  -----------------------------    ---------------------

ARES LEVERAGED INVESTMENT                   10.0000%
  FUND II, L.P.
1999 Avenue of the Stars
Suite 1900
Los Angeles, California 90067
Telecopy: (310) 201-4170
Attention:  Jeff Serota
